UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Warwick Valley Telephone Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Warwick Valley Telephone Company

47 Main Street

Warwick, New York 10990

Notice of Annual Meeting of Shareholders

May 16, 2013

Please note the change in location for the annual meeting this year.

The Annual Meeting of Shareholders of Warwick Valley Telephone Company will be held on Thursday, May 16, 2013, at 2:00 p.m., local time, at The National Constitution Center, John C. Bogle Chairman’s Room, 525 Arch Street, Independence Mall, Philadelphia, Pennsylvania 19106 for the following purposes, which are more fully described in the accompanying proxy statement:

1.                          to fix the number of directors at six until the next annual meeting of shareholders;

2.                          to elect five directors;

3.                          to approve an amendment to our Certificate of Incorporation to change our corporate name to Alteva, Inc.;

4.                          to approve the Warwick Valley Telephone Company 2013 Employee Stock Purchase Plan;

5.                          to approve, on an advisory basis, the compensation of our named executive officers;

6.                          to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013; and

7.                          to transact such other business as may properly be brought before the annual meeting of shareholders or any adjournment thereof.

As discussed in the accompanying proxy statement, the board of directors recommends you vote:

•                  FOR the proposal to fix the number of directors at six until the next annual meeting of shareholders;

•                  FOR the election of the five director nominees;

•                  FOR the approval of the amendment to our Certificate of Incorporation;

•                  FOR the approval of the Warwick Valley Telephone Company 2013 Employee Stock Purchase Plan;

•                  FOR approval, on an advisory basis, of the compensation of our named executive officers; and

•                  FOR ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013.

The board of directors has fixed the close of business on April 1, 2013 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and at any adjournments thereof.

Please complete, sign, date and return the enclosed proxy card.  If you have any questions, please call our Shareholder Relations Department at (267) 234-7300.

You may also vote via the Internet or by telephone by following the instructions on the enclosed proxy card, or you may attend the annual meeting and vote in person.

Your vote is important.  If you own your shares through a broker, we encourage you to follow the instructions provided by your broker regarding how to vote.  Unless you provide your broker with voting instructions, your broker will be unable to vote your shares for director nominees, the amendment to our Certificate of Incorporation, the approval of the Employee Stock Purchase Plan, or for the advisory vote to approve the compensation of our named executive officers.

If you plan to attend the annual meeting, please read the following information:

Attendance at the annual meeting will be limited to shareholders.  Admission will be on a first-come, first-served basis.  Registration will begin at 1:00 p.m., and seating will begin at 1:30 p.m.  Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport.

If your shares are held of record by a broker, bank, or other nominee and you wish to vote at the annual meeting, you must bring to the annual meeting a letter from the broker, bank, or other nominee confirming (1) your legal right to vote the shares at the annual meeting, (2) your beneficial ownership of the shares on April 1, 2013, and (3) that the broker, bank or other nominee is not voting the shares at the meeting.

Persons entitled to vote shares held by partnerships, corporations, trusts, and other entities must show evidence of that entitlement.

Directions to the location of the annual meeting are attached to the proxy statement that accompanies this notice.

Cameras, recording devices and other electronic devices will not be permitted at the annual meeting.

By Order of the Board of Directors

Jennifer M. Brown
Corporate Secretary
Warwick, New York
April 15, 2013

Proxy Statement

2013 Annual Meeting of Shareholders

Warwick Valley Telephone Company

2013 Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement.  This summary does not contain all of the information that you should consider; you should read the entire proxy statement carefully before voting.

Annual Meeting of Shareholders

Time and date:	2:00 p.m., Thursday, May 16, 2013

Place:	National Constitution Center John C. Bogle Chairman’s Room 525 Arch Street, Independence Mall Philadelphia, PA 19106

Meeting Information:

Attendance at the annual meeting will be limited to shareholders. Admission will be on a first-come, first-served basis. Registration will begin at 1:00 p.m., and seating will begin at 1:30 p.m. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. If your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must bring to the annual meeting a letter from your broker, bank, or other nominee confirming (1) your legal right to vote the shares at the annual meeting, (2) your beneficial ownership of the shares on April 1, 2013, and (3) that the broker, bank or other nominee is not voting the shares at the meeting.

Record date:	April 1, 2013

How to vote:

In general, you may vote either in person at the annual meeting or by proxy. If you vote by proxy, you may do so by telephone, the Internet or mail. See “How to Vote” below for more details regarding how you may vote if you are a registered holder or a beneficial owner of shares held in street name.

Voting Matters

Matters	Board Vote Recommendation	Page Reference (for more details)
To fix the number of directors at six	For	8

To elect five directors	For each nominee	8

To amend our Certificate of Incorporation to change our corporate name to Alteva, Inc.	For	16

To approve the Warwick Valley Telephone Company 2013 Employee Stock Purchase Plan	For	17

Advisory vote to approve the compensation of our named executive officers	For	49

To ratify the selection of our independent registered public accounting firm	For	50

2013 Proxy Statement

This proxy statement is furnished to shareholders in connection with the solicitation of proxies by our board of directors to be used at the annual meeting of shareholders to be held on Thursday, May 16, 2013, at 2:00 p.m., local time, or at any adjournments thereof, for the purposes set forth in this proxy statement and the accompanying notice of annual meeting of shareholders.

Location of Annual Meeting

The annual meeting will be held at the National Constitution Center, John C. Bogle Chairman’s Room, 525 Arch Street, Independence Mall, Philadelphia, PA 19106.

Principal Executive Offices

Our principal executive offices are located at 47 Main Street, Warwick, New York 10990, and our telephone number is (845) 986-8080.

Mailing Date

This proxy statement, accompanying form of proxy, notice of annual meeting, and 2012 annual report to shareholders are first being mailed to shareholders on or about April 15, 2013.

Record Date and Outstanding Shares

Shareholders of record at the close of business on April 1, 2013, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting.  As of the record date, 6,164,423 shares of our common stock, $0.01 par value, were issued and outstanding.

Solicitation of Proxies

We are making this solicitation of proxies and we will bear all related costs.  Proxies may be solicited on our behalf, in person or by telephone, facsimile or e-mail, by our officers, directors and employees, none of whom will receive additional compensation for doing so.

How to Vote

We encourage you to vote promptly.  If you are a registered holder (meaning your shares are registered in your name with our transfer agent, American Stock Transfer & Trust Company), then you may vote either in person at the annual meeting or by proxy.  If you decide to vote by proxy, you may do so in any one of the following three ways:

•                                          By Telephone.  You may vote your shares up until 11:59 (Eastern Time) the day before the meeting date by calling 1-800-690-6903 and following the instructions provided.  You will need to enter identifying information that appears on your proxy card.

•                                          By Internet.  You may vote your shares up until 11:59 (Eastern Time) the day before the meeting date by going to www.proxyvote.com and following the instructions provided.  You will need to enter identifying information that appears on your proxy card.

•                                          By Mail.  Complete, sign, and date the enclosed proxy card and return it by mail in the enclosed postage-paid envelope.

If, like most shareholders, you are a beneficial owner of shares held in street name (meaning a broker, bank, or other nominee holds shares on your behalf), you may vote by completing and signing the voting instruction form that your broker, bank, or other nominee will provide to you, or by using telephone or Internet voting arrangements described on the voting instruction form or other materials that your broker, bank, or other nominee will provide to you. Alternatively, you may vote in person at the annual meeting only if you bring to the annual meeting a letter from the broker, bank, or other nominee confirming (1) your legal right to vote the shares at the annual meeting, (2) your beneficial ownership of the shares on April 1, 2013, and (3) that the broker, bank or other nominee is not voting the shares at the meeting.

If you vote via the Internet or by telephone and you indicate that you wish to vote in accordance with the recommendations of the board of directors, your shares will be voted as noted below under “Voting.”

Participants in the Warwick Valley Telephone Company 401(k) Plan, whose accounts hold shares of our common stock and who complete and return a voting instruction card, direct the trustee of the plan to vote the shares allocated to their 401(k) plan account as indicated in the voting instruction card at the annual meeting or at any adjournment thereof.  Any common shares in a 401(k) plan account for which no instruction is received will be voted by the trustee proportionally based upon the votes cast by other plan account holders whose accounts hold common shares.

Voting

Each shareholder of our common stock is entitled to one vote for each share held as of the record date.  When a proxy is properly dated, executed, and returned, the shares represented by such proxy will be voted at the annual meeting in accordance with the instructions on such proxy.  Unless a shareholder specifically directs otherwise, all shares represented by a proxy will be voted:

•                  FOR the proposal to fix the number of directors at six until the next annual meeting of shareholders;

•                  FOR the election of the five director nominees;

•                  FOR the approval of the amendment to our Certificate of Incorporation to change our corporate name to Alteva, Inc.;

•                  FOR the approval of the Warwick Valley Telephone Company 2013 Employee Stock Purchase Plan;

•                  FOR approval, on an advisory basis, of the compensation of our named executive officers; and

•                  FOR ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013.

Shares represented by proxies may also be voted for such other business as may properly come before the annual meeting or at any adjournment thereof.

Revocability of Proxies

You can change your vote by revoking your proxy at any time before it is voted at the annual meeting in one of four ways:

•                  vote again via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the annual meeting will be counted);

•                  submit a signed proxy card with a later date;

•                  notify our corporate secretary in writing before the annual meeting that you are revoking your proxy; or

•                  attend the annual meeting and vote in person.

Attendance at the annual meeting will not automatically revoke your previously submitted proxy unless you vote again at the annual meeting or specifically request in writing that your prior proxy be revoked.

Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the annual meeting, you must bring to the annual meeting a letter from the broker, bank, or other nominee confirming both (1) your beneficial ownership of the shares on April 1, 2013, and (2) that the broker, bank, or other nominee is not voting the shares at the meeting.

Quorum

A quorum must be present to conduct business at the annual meeting.  Our by-laws provide that a quorum will be present at the annual meeting if the holders of record of a majority of the common shares issued and outstanding and entitled to vote are present in person or represented by proxy.

Vote Required

The table below shows the vote required to approve each of the proposals described in this proxy statement, assuming the presence of a quorum:

	Proposal	Vote Required

One	To fix the number of directors at six until the next annual meeting of shareholders	Majority of the votes duly cast at the annual meeting

Two	To elect five directors	Plurality of the votes duly cast at the annual meeting

Three	To approve the amendment to our Certificate of Incorporation to change our corporate name to Alteva, Inc.	Majority of the shares of our common stock issued and outstanding as of April 1, 2013

Four	To approve the Warwick Valley Telephone Company 2013 Employee Stock Purchase Plan	Majority of the votes duly cast at the annual meeting

Five	To approve, on an advisory basis, the compensation of our named executive officers	Majority of the votes duly cast at the annual meeting (1)

Six	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013	Majority of the votes duly cast at the annual meeting (2)

(1)         The voting results on proposal five are not binding upon our board of directors.  However, our board of directors values the opinion of shareholders, and will consider the outcome of this vote when making future compensation decisions.

(2)         The selection of Ernst & Young LLP is being presented to our shareholders for ratification.  The audit committee will consider the outcome of this vote when selecting our independent registered public accounting firm for subsequent years.

Abstentions

Shares that abstain from voting on one or more proposals to be acted on at the annual meeting are considered to be present for the purpose of determining whether a quorum exists and thus count towards satisfying the quorum requirement.  However, for purposes of tabulating voting results, an abstention is not considered a vote cast.

Abstentions will have no effect on the election of directors, provided each nominee receives at least one vote.  Abstentions will also have no effect on the proposals to fix the number of directors, to approve, on an advisory basis, the compensation of our named executive officers, to approve the Employee Stock Purchase Plan or to ratify the selection of our independent registered public accounting firm because, as noted above, to be approved, each of these proposals must receive a majority of the votes cast at the annual meeting.  Because shares that abstain from voting on each of these proposals are not deemed cast, such shares will not be counted for the purpose of determining the number of shares voting on each proposal.  Abstentions will have the effect of a vote against the proposal to amend our Certificate of Incorporation to change our corporate name to Alteva, Inc. because the proposal must receive the vote of a majority of the shares of our common stock issued and outstanding on April 1, 2013 and abstentions will not be voted for the proposal.

Effect of Not Casting Your Vote and Broker Non-Votes

If you own your shares through a broker, we encourage you to follow the instructions provided by your broker regarding how to vote.  The rules that govern how brokers vote your shares prevent your broker from voting your shares for the election of director nominees, the amendment of our Certificate of Incorporation to change our corporate name, the approval of the Employee Stock Purchase Plan or for the advisory vote to approve the compensation of our named executive officers, which are considered non-routine matters, unless you provide your broker with voting instructions.  If you do not indicate how you want your shares voted for these non-routine matters, your broker will not be permitted to and will not vote your shares on your behalf.  Your broker will, however, continue to have discretion to vote any non-instructed shares on the proposals to fix the number of directors at six and to ratify the selection of our independent registered public accounting firm, both of which are considered routine matters.  A broker non-vote occurs when shares held by a broker are not voted on a non-routine proposal because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary authority to vote the shares in the absence of such instructions.

Shares subject to broker non-votes are considered to be present for the purpose of determining whether a quorum exists and thus count towards satisfying the quorum requirement, but they will not be counted for the purpose of determining the number of shares voting on the non-routine proposals regarding the election of director nominees, the approval of the Employee Stock Purchase Plan or the advisory vote to approve the compensation of our named executive officers, unless you provide your broker with your voting instructions, and thus will not affect the outcome of these proposals.  As noted above, the proposal regarding an amendment to our Certificate of Incorporation is also a non-routine proposal requiring approval by a majority of the shares of our common stock issued and outstanding as of April 1, 2013.  Accordingly, shares subject to broker non-votes on this proposal will have the effect of a vote against such proposal.

If you are a registered holder and you do not cast your vote, no votes will be cast on your behalf on any of the matters of business at the annual meeting.

Voting Results

An automated system administered by Broadridge Investor Communication Solutions, Inc. will tabulate the votes.  Voting results will be reported in a Current Report on Form 8-K that we will file with the Securities and Exchange Commission within four business days following the annual meeting.

Annual Report to Shareholders and Annual Report on Form 10-K

We have enclosed our 2012 annual report to shareholders with this proxy statement.  Our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission, is included in our 2012 annual report.  Our 2012 annual report includes our audited consolidated financial statements, along with other information about us, which we encourage you to read.

You can obtain, free of charge, an additional copy of our Form 10-K by:

•                              accessing our website, http://www.wvtcg.com/investors/shareholder-information;

•                              writing to us at: Warwick Valley Telephone Company, 47 Main Street, Warwick, New York 10990, Attention: Jennifer M. Brown, Corporate Secretary; or

•                              calling us at (267) 234-7300.

You can also obtain a copy of our Annual Report on Form 10-K and all other reports and information that we file with, or furnish to, the Securities and Exchange Commission from the Securities and Exchange Commission’s EDGAR database at http://www.sec.gov.

The information contained on our website is not a part of this proxy statement.

Householding

We deliver only one annual report and one proxy statement to multiple shareholders sharing a single address unless we receive instructions to the contrary from one or more of such shareholders.  This practice, known as householding, is designed to reduce our printing and postage costs. Notwithstanding the foregoing, we will deliver promptly, upon written or oral request to us at the telephone number and address noted below, a separate copy of our annual report and proxy statement to each shareholder at a shared address to which a single copy of the documents are delivered.  Shareholders who wish to receive a separate copy of our annual report and proxy statement in the future should contact us either by calling us at (267) 234-7300 or writing to us at 47 Main Street, Warwick, New York 10990, Attention: Jennifer M. Brown, Corporate Secretary.  Shareholders sharing an address receiving multiple copies of our annual reports and proxy statements can request a single copy by contacting us in the same manner. Shareholders who own shares through a bank, broker, or other nominee can request householding by contacting the nominee.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 16, 2013

As required by rules adopted by the Securities and Exchange Commission, we are making this proxy statement and our annual report to shareholders available to you on the Internet.

The proxy statement and annual report to security holders are available at www.proxyvote.com.

You may access these materials online by going to www.proxyvote.com and entering the identifying information that appears on your proxy card.

For directions on how to attend the annual meeting and vote in person, see the Notice of Annual Meeting of Shareholders that accompanies this proxy statement and the information under the heading “Revocability of Proxies” above.

Proposals One and Two

Determination of Number of Directors and Election of Directors

Fixing the Number of Directors; Board Recommendation

Our by-laws require our shareholders to fix the size of the board of directors at each annual meeting of shareholders until the next annual meeting of shareholders.  The current number of directors as fixed by shareholders at the 2012 annual meeting of shareholders is seven.

The board of directors recommends a vote in favor of fixing the size of our board of directors at six until the next annual meeting of shareholders and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxy FOR this proposal.

Election of Director Nominees; Board Recommendation

At this year’s annual meeting, shareholders are being asked to elect five directors, each to hold office until the next annual meeting of shareholders and until his or her successor is elected, or until his or her earlier resignation, removal from office or death.

Based on the recommendation of the governance and nominating committee, we have nominated the following persons for election as directors, all of whom are currently serving on our board of directors:

Jeffrey D. Alario	David J. Cuthbert
Douglas B. Benedict	Robert J. DeValentino
Kelly C. Bloss

We recommend the election of the five nominees named in this proxy statement, and unless authority to vote for one or more of the nominees is specifically withheld according to the instructions on your proxy card, the persons named in the enclosed proxy will vote such proxy FOR the election of the five director nominees named above.

We have a term limit policy that limits a director from serving for more than 15 years on our board of directors.  In October 2013, Robert J. DeValentino, our Chairman of the Board of Directors, will reach his fifteenth year of service on our board.  Mr. DeValentino has made us aware of his intent to resign from the board at such time.  Mr. DeValentino will be available and willing to serve on our board until he reaches the 15 year term limit.

We anticipate that all of the other nominees listed above will be able to serve, but if at the time of the annual meeting any nominee is unable or unwilling to serve, the persons named in the enclosed proxy may vote such shares at their discretion for a substitute nominee.

Information About Director Nominees

The biographies of each of the director nominees below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that our governance and nominating committee and our board considered when determining that the person should continue to serve as one of our directors for the following year.

Name and Background	Director Since

Jeffrey D. Alario, age 51, is our Vice Chairman of the Board. He has been the Managing Member of Alario & Associates, CPAS PLLC, an auditing, financial reporting, tax compliance, and planning firm, since 2000. Prior to that, and from 1996 through 2009, he was Chief Financial Officer of Person-to-Person Marketing LLC, a telemarketing firm. Mr. Alario also serves on the boards of several not-for-profit organizations. Mr. Alario holds a B.S. in Business Administration from Clarion University of Pennsylvania.	2006

Mr. Alario has been a licensed certified public accountant in practice in New York and New Jersey since 1986 and is qualified to review and analyze audited financial statements. As such, he is specifically qualified to serve on our audit committee as its chairman and he possesses the qualifications to be designated as the committee’s financial expert. Mr. Alario also provides accounting services to small and mid-sized businesses and his skill set meets our board’s requirement for financial experience and expertise in the small to mid-sized business segment in which we operate.

Douglas B. Benedict, age 48 is a Managing Director of OEM Capital, an investment banking firm specializing in technology and communications and focusing primarily on small and middle-market public and private companies. Mr. Benedict joined OEM Capital in May 2011. Previously, he was a Managing Director at MTN Capital Partners, a private equity firm focused on small and middle-market opportunities. Prior to that, from 2001 to 2008, Mr. Benedict served as Senior Vice President of Business and Strategic Development for Cendant Corporation and Lockton Companies. Prior to 2001, he spent 15 years as an investment banker in New York and London, primarily with Citigroup, Bank of America and Legg Mason, specifically focusing on telecommunications, technology and financial institution companies. Mr. Benedict also serves as Managing Principal of Regent Advisors LLC, a private strategic and business consulting firm. Mr. Benedict has served since 2012 on the board of directors of Lakeland Industries, Inc., a NASDAQ – listed company, where he is a member of both the Audit and Governance and Nominating Committees. Mr. Benedict holds an undergraduate degree in Economics from Harvard University and an MBA from the Amos Tuck School of Business at Dartmouth College.

2007

Mr. Benedict’s investment banking advisory and industry-specific skill set provides our board with the knowledge necessary to confront emerging issues in the rapidly-changing capital markets as well as the rapidly-changing telecommunications and technology industries.

Kelly C. Bloss, age 49, is the President of Knowledge Transfer Group, Inc., a strategy and technology management consulting firm she founded in 2000. Her work includes strategic consulting in healthcare — providing strategy development and implementation services to healthcare delivery systems. She also provides governance leadership and guidance to financial institutions and leads a team that provides innovative billing data management and data analytics solutions to the cable industry.	2006

Kelly served as Vice President for NYNEX/Bell Atlantic/Verizon responsible for their Long Distance business. Ms. Bloss holds a B.S. in Mechanical Engineering from Union College and a Master of Science degree from Polytechnic Institute of New York University (formerly Polytechnic University).

Ms. Bloss was recruited as a director because of her telecommunications industry-based knowledge as well as her varied skill set as a consultant within the telecommunications industry. Ms. Bloss brings a unique understanding of the technology and emerging and converging technologies within the industry, marketing and sales-enhancement skills, as well as corporate governance experience in her capacity as a consultant to our board.

David J. Cuthbert, age 38, is our President and Chief Executive Officer. Mr. Cuthbert joined us in August 2011 in connection with our acquisition of substantially all of the assets of Alteva, LLC, a cloud-based Unified Communications solutions provider and enterprise hosted Voice over Internet Protocol provider, and was appointed our President on July 17, 2012 and our Chief Executive Officer on March 5, 2013. Mr. Cuthbert previously served as our Executive Vice President and Chief Operating Officer. Mr. Cuthbert also serves as President of our subsidiaries, USA Datanet Inc. and Alteva Inc. Mr. Cuthbert has 14 years of broad operational management and leadership experience. He joined Alteva, LLC in 2006 as the Director of Operations and in August 2010 became President and Chief Executive Officer. Mr. Cuthbert is a graduate of the United States Naval Academy and a former Naval Special Operations Officer. In this capacity, he led underwater and land bomb disposal teams domestically and abroad. In 2004, Mr. Cuthbert was assigned the leadership responsibility of a nuclear weapon casualty response detachment. His process innovation and mission accomplishment record earned him several high level unit and individual awards for leadership. Mr. Cuthbert is active in groups advocating cloud-based unified communications solutions and is a founding member of “The Captains”— a Naval Academy networking group focused on professional development, peer mentorship, and social responsibility. Mr. Cuthbert also serves on the Board of Trustees for the United States Naval Academy Foundation.

December 2011

Mr. Cuthbert is well recognized as a leader in the Unified Communications marketplace. As a result of his extensive knowledge of, and reputation in, this industry, Mr. Cuthbert is in a unique position to effectively guide us as we seek to develop our Unified Communications segment. Additionally, his past success in driving Alteva, LLC from a start-up to a mid-sized company, his leadership experience from the Navy and the experience he has gained since joining us in 2011 all qualify Mr. Cuthbert to continue serving on our board.

Robert J. DeValentino, age 70, is our Chairman of the Board, a position he has held since 2009. From 1998 to 2007 (when he retired), he was President of the Orange Regional Medical Center Foundation. Prior to that, he served as Eastern Region Communications Manager at Citizens Telecom from 1995 to 1998; District Manager, Middletown, New York for Contel NY, GTE & Citizens Telecom from 1989 to 1995; Director of Network Services for Contel, Central Region, St. Louis, Missouri from 1985 to 1989; and as a past director and initial investor in the Community Bank of Orange (Greater Hudson Bank). Mr. DeValentino has also served on the boards of several community organizations and participated in various philanthropic endeavors and economic development initiatives in the Greater Hudson Valley.

1998

Mr. DeValentino brings a valuable historic knowledge of our company and experience within the telecommunications industry to our board. Mr. DeValentino’s network within the Hudson Valley community provides us with additional insight into and contacts with local constituencies and businesses.

We have a retirement policy for members of the board when they reach the age of 75.  We also have a term limit policy that limits a director from serving for more than 15 years.  To this end, Mr. DeValentino will have served as a director for 15 years in October 2013 and he has made us aware of his intent to resign at such time.  We intend to fill the vacancy created by Mr. DeValentino’s resignation either by Board appointment or by waiting until the next annual meeting of shareholders to nominate a candidate.  In each case, the board of directors has reserved the right to nominate, by unanimous vote, any member who reaches the age of 75 for additional one-year terms or any member whose term exceeds 15 years for additional one-year terms.

Corporate Governance

Ethics and Values

We have a code of business conduct and ethics that applies to all employees (including our principal executive officer, principal financial officer and principal accounting officer, controller, and persons performing similar functions) and members of the board of directors.  The code of ethics is based upon the philosophy that each director, each executive officer, and each other person in a responsible position will lead by example and foster a culture that emphasizes trust, integrity, honesty, judgment, respect, managerial courage, and responsibility.  Each director and every employee is expected to act ethically at all times and adhere to the policies, as well as the spirit of the code.

You can find our code of business conduct and ethics on our website at http://www.wvtcg.com/investors/corporate-governance.  We will provide, upon request of any shareholder and without charge, in accordance with the shareholder communication procedures described below under the subheading “Shareholder Communications,” a printed copy of our code of business conduct and ethics.

We intend to post any amendments to or waivers from our code of business conduct and ethics on our website.

The information contained on our website is not a part of this proxy statement.

Board Meetings

The board of directors held 7 regular meetings and 4 special meetings in 2012, as well as regular meetings of our independent directors.  Each of our directors who served on the board during 2012 attended at least 75% of the total of such board meetings and meetings of board committees on which he or she served.

Director Attendance

Members of our board of directors are expected to attend meetings of the board and of the committees on which they serve.  The governance and nominating committee reviews annual attendance during the nomination process each year.  In addition, all directors, absent special circumstances, are expected to attend the annual meeting of shareholders.  All directors who were serving as directors at the time attended the 2012 annual meeting of shareholders.

Board Leadership Structure

Our board of directors separates the roles of Chief Executive Officer and Chairman of the Board, based on the current belief that corporate governance of our company is most effective when these positions are not held by the same person.  The board recognizes the differences between the two roles and believes that separating them allows each person to focus on their individual responsibilities.  Under this leadership structure, our Chief Executive Officer focuses his attention on day-to-day leadership, ongoing company performance and establishing long-term strategic direction.  Our Chairman of the Board focuses his attention on board responsibilities and providing guidance to our Chief Executive Officer.

Presently, our board believes it is appropriate to keep the roles of Chief Executive Officer and Chairman of the Board separate.  However, the board may change the leadership structure if it believes that a change would better serve our company and its shareholders.

The Board’s Role in Risk Oversight

Our board of directors is actively involved in the oversight of risks that could affect our company.  The oversight of risks is conducted primarily through our board committees, as described below in the description of each committee.  Our audit committee focuses on financial risks, including those that could arise from our accounting and financial reporting processes and internal control system and our consolidated financial statement audits.  Our governance and nominating committee focuses on the management of risks associated with board membership and structure, and corporate governance.  Our compensation committee focuses on the management of risks arising from our compensation policies and practices.  While our board committees are focused on specific areas of risk, the full board retains responsibility for general oversight of risk.  This responsibility is satisfied through reports from each committee chairman regarding the risk considerations within each committee’s area of expertise, as well as through reports from members of our management team responsible for oversight of material risk to our company, including our Chief Financial Officer, Manager, and Internal Audit and Compliance Manager.

The board or, in case of reports from members of our management team regarding risks within the scope of a particular committee, the appropriate committee, reviews the reports to enable it to understand risk identification, risk management and risk mitigation strategies.  If a particular risk is within the scope of a particular committee, the chairman of such committee reports to the full board as part of the committee’s report at the next board meeting.  This enables the board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Director Independence

The board of directors has determined each of our directors, other than Mr. Cuthbert, is independent pursuant to the independence standards of the NYSE MKT.

Board Committees

The board of directors has established, among other committees, an audit committee, governance and nominating committee, and compensation committee.  In addition, the board may establish ad hoc committees to address specific issues facing our company.

The current charters of the audit committee, the governance and nominating committee, and the compensation committee are available on our website at http://www.wvtcg.com/investors/corporate-governance.  We will provide, upon the request of any shareholder and without charge, in accordance with the shareholder communication procedures described below under the subheading “Shareholder Communications,” a printed copy of any or all of these charters.

The information contained on our website is not a part of this proxy statement.

Audit Committee

We have a separately-designated audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934.  The current members of the audit committee are:

Jeffrey D. Alario, Chairman
Douglas B. Benedict
Kelly C. Bloss
Robert J. DeValentino

The board of directors has determined that each of Mr. Alario, Mr. Benedict, Ms. Bloss and Mr. DeValentino is independent pursuant to the independence standards of the NYSE MKT and applicable Securities and Exchange Commission rules.

The board of directors has determined that each audit committee member has sufficient knowledge in financial matters to serve on the audit committee.  The board of directors has designated Mr. Alario as an “audit committee financial expert” in accordance with applicable Securities and Exchange Commission rules.  The board has determined that Mr. Alario, a certified public accountant, qualifies by virtue of his more than 20-year career in public and private accounting.

The audit committee serves as an independent and objective party to monitor our accounting and financial reporting processes and the audits of our financial statements.  Our audit committee charter, which has been adopted by the board of directors, more specifically sets forth the duties and responsibilities of the audit committee.  The charter, which the committee reviews annually, defines the duties and responsibilities of the committee to include, among other duties and responsibilities:

•                              having the sole authority to appoint and oversee our independent registered public accounting firm;

•                              approving the plan and scope of the audit and the fee before the audit begins;

•                              following the audit, reviewing the results and the independent registered public accounting firm’s comments on our system of internal controls with our independent registered public accounting firm;

•                              recommending the inclusion of our audited financial statements in our Annual Report on Form 10-K; and

•                              reviewing all related party transactions.

The audit committee is also responsible for preparing the committee’s report that Securities and Exchange Commission rules require be included in our annual proxy statement, and performing such other tasks that are consistent with its charter.

The audit committee held 11 meetings during 2012.  The audit committee’s report relating to the year ended December 31, 2012 appears under the heading “Report of the Audit Committee to Shareholders.”

Governance and Nominating Committee

The current members of the governance and nominating committee are:

Douglas B. Benedict
Kelly C. Bloss, Chairperson
Robert J. DeValentino

From time to time and when deemed appropriate, the governance and nominating committee invites David J. Cuthbert, our President and Chief Executive Officer, to attend as a non-voting member.

The governance and nominating committee acts pursuant to a written charter adopted by the board of directors and reviewed annually by the committee.

The charter directs the committee to seek and nominate qualified and diverse candidates for election or appointment to the board, as well as naming the chairpersons of standing committees of the board for the following year.  The committee seeks board members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity.  The committee also oversees matters of corporate governance including reviews of the performance and processes of the board, the charters of the standing committees of the board, our principles of corporate governance, our code of business conduct and ethics, and succession plans for management and the board.  The committee is also responsible for performing additional tasks consistent with its charter.

The board believes that, as a whole, its board members must have an appropriately diverse range of skills and expertise in order to provide sound and prudent guidance.  The committee seeks candidates possessing a strong record of achievement in key areas (i.e., experience in our company’s industry segment, financial, marketing and sales, or technological expertise, community involvement and/or historical knowledge of our company) that the committee believes will bring value to the board.  The committee also considers the composition and size of the existing board.  As part of its annual performance evaluation, the board assesses the skill areas currently represented on the board and discusses particular skills, if any, that the board believes would improve its overall quality and ability to carry out its responsibilities.

The committee also considers written recommendations for nominees from shareholders and applies the same standards in evaluating shareholder recommendations that it applies in evaluating recommendations from other sources.  Shareholders may contact our Corporate Secretary in writing when proposing a nominee.  Pursuant to our by-laws and the governance and nominating committee charter, such recommendations by shareholders for the 2014 annual meeting of shareholders must meet the requirements outlined in the governance and nominating committee charter and must be received at our principal executive offices no later than the close of business on December 16, 2013.

The governance and nominating committee held two meetings during 2012.

Compensation Committee

The current members of the compensation committee are:

Jeffrey D. Alario
Douglas B. Benedict, Chairman
Kelly C. Bloss

The compensation committee is responsible for overseeing compensation programs for our executive officers and directors that are consistent with the intent and purpose of our fundamental compensation philosophy and objectives.  In addition, the compensation committee is responsible for reviewing and discussing with management the Compensation Discussion and Analysis and preparing the committee’s report that Securities and Exchange Commission rules require be included in our annual proxy statement, and performing such other tasks that are consistent with the compensation committee charter.

The compensation committee may seek the advice of third party consultants and advisors, but it does not delegate its responsibilities to such persons.

The compensation committee acts pursuant to a written charter adopted by the board of directors and reviewed annually by the committee.

The compensation committee held seven meetings during 2012.  The compensation committee’s report relating to the year ended December 31, 2012 appears under the subheading “Report of the Compensation Committee to Shareholders.”

For more information on executive and director compensation, and the role of the compensation committee, see “Compensation Discussion and Analysis” under the heading “Executive Compensation.”

Shareholder Communications

Shareholders wishing to contact our board of directors may write to our President and Chief Executive Officer, Corporate Secretary, or Chairman of the Board at 47 Main Street, Warwick, New York 10990, or by e-mail to dcuthbert@alteva.com, jbrown@alteva.com, or rdevalentino@alteva.com, respectively.  The Chairman of the Board will review all correspondence received and report all such contacts to the board of directors at the first regular meeting following the contact, unless more urgent action seems advisable.

Shareholders may contact us in the same manner to request copies, without charge, of any of our governance documents.

Proposal Three

Approval of an Amendment to Our Certificate of Incorporation to Change Our Corporate Name to Alteva, Inc.

Our board of directors has adopted resolutions approving, declaring advisable and recommending that our shareholders approve an amendment to our Certificate of Incorporation to change our corporate name from Warwick Valley Telephone Company to Alteva, Inc.  If approved by our shareholders, the change in our corporate name will become effective upon the filing of a Certificate of Amendment to our Certificate of Incorporation substantially in the form of Appendix A attached to this proxy statement with the New York Department of State. We currently plan to submit the Certificate of Amendment to our Certificate of Incorporation to the New York Department of State for filing as soon as practicable after receiving the required approval of our shareholders at the annual meeting.

The purpose of the proposed name change is to align our corporate name more closely with the business now being conducted by us.  We are no longer exclusively a provider of landline telephone and related services.  Although these services remain a significant aspect of our overall business, in recent years we have expanded our business to provide, among other services, cloud-based unified communications solutions for small, medium and enterprise businesses.  Our board of directors believes that the proposed name change will be more expansive in scope, will more accurately reflect our business and will not encumber the company with a name that limits how our customers and consumers perceive us.  Accordingly, we began conducting business under the name Alteva on January 22, 2013, and changed our ticker symbol on the NYSE MKT from “WVT” to “ALTV” on February 4, 2013.

If approved by our shareholders, the change in our corporate name will not affect the validity of any of our existing certificates representing shares of our common stock that bear the name Warwick Valley Telephone Company or any warrants or stock options or other equity-based instruments that provide for the issuance of shares of our common stock.  Our capital structure will not be impacted in any way.  If the name change is approved, shareholders with certificated shares may continue to retain their existing certificates and the number of shares of common stock represented by those certificates will remain unchanged.  Certificates that are issued after the name change becomes effective will bear our new name, Alteva, Inc.

If the proposal to change our name is not approved, the proposed amendment to our Certificate of Incorporation will not be submitted to the New York Department of State for filing, and our formal corporate name will remain as Warwick Valley Telephone Company.

Approval of the amendment to our Certificate of Incorporation to change our corporate name requires the affirmative vote of holders of a majority of the shares of our common stock issued and outstanding as of April 1, 2013.

The board of directors recommends a vote in favor of the proposal to approve the amendment to our Certificate of Incorporation to change our corporate name to Alteva, Inc. and the persons named in the enclosed proxy, unless otherwise instructed therein, will vote such shares FOR this proposal.

Proposal Four

Approval of the Adoption of the

Warwick Valley Telephone Company
2013 Employee Stock Purchase Plan

On March 14, 2013, our board of directors approved the Warwick Valley Telephone Company 2013 Employee Stock Purchase Plan (the “Plan”), subject to the approval of our shareholders.  The Plan provides eligible employees with the opportunity to purchase up to 250,000 shares of our common stock (the “Shares”), at a discount and on a tax-favored basis through payroll deductions in compliance with Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

Our board of directors recommends that our shareholders approve the Plan because our board believes that employee ownership serves the best interests of our shareholders by promoting a focus on the long-term increase in shareholder value.  The Plan will support this goal by providing an incentive for all full-time employees to purchase Shares periodically at a discount through their accumulated payroll deductions during quarterly offering periods.

If adopted, the Plan will allow participants to purchase Shares thereunder commencing on the first day of the quarter following the approval of the Plan and the effectiveness of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, covering the Shares subject to the Plan.  As of April 1, 2013, approximately 146 employees were eligible to participate in the Plan.

Summary of the Plan

A summary of the Plan appears below.  This summary is qualified in its entirety by reference to the text of the Plan, a copy of which is attached to this proxy statement as Appendix B.

Purpose.  The purpose of the Plan is to provide our employees an opportunity to participate in the ownership of us by purchasing Shares through payroll deductions from base compensation.  The rights granted under the Plan to purchase Shares are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

Administration.  The Plan will be administered by our compensation committee or such other committee designated by our board of directors (the “Committee”).  The Committee will supervise and administer the Plan, and will have full power to adopt, amend, and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

Available Shares.  Assuming the Plan is approved by our shareholders, 250,000 Shares will be available for issuance under the Plan.  The number of Shares covered by outstanding options and the number of Shares which have been authorized for issuance under the Plan but are not yet subject to options, as well as the purchase price per Share, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination, or reclassification of the Shares.

Eligibility.  All of our full-time employees will be eligible to participate in the Plan.  However, employees who, after exercising their rights to purchase Shares under the Plan, would own Shares representing five percent or more of the voting power of our Shares are ineligible to participate, and no participant may purchase more than $25,000 of Shares in any one calendar year, based on the undiscounted fair market value of our Shares on the first day of each offering period.

Offering Price.  The price per Share acquired in connection with any offering period shall be 85 percent (or such higher percentage designated by the Committee for a given offering period) of the fair market value of a Share on the purchase date or the offering date.

Offering Periods and Purchase Rights.  Eligible employees may enroll in quarterly offering periods during the open enrollment period prior to the start of that offering period.  All offering periods will commence on the first business day of a quarter and shall end on the last business day of the quarter, unless our board of directors changes the dates of an offering period.  At the commencement of each offering period, each eligible employee who elects to participate shall be granted an option to purchase a number of Shares, which number shall be calculated as of the end of the offering period.  On the purchase date, all options will be automatically exercised for the purchase of a number of Shares determined by dividing such employee’s contributions accumulated prior to such purchase date by the lesser of (i) 85 percent (or such higher percentage designated by the Committee for that offering period) of the fair market value of a Share on the offering date, or (ii) 85 percent (or such higher percentage designated by the Committee for that offering period) of the fair market value of a Share on the purchase date.  The fair market value of a Share on a given date shall be the closing price of a Share on such date.

Payroll Deductions and Stock Purchases.  Each participant shall elect to have payroll deductions made on each payroll date during an offering period in an amount not less than one percent nor more than 15 percent of such participant’s compensation on each such payroll period, not to exceed $25,000 per year.  A participant may not make any additional purchases under the Plan for that year.  A participant may discontinue his or her participation in the Plan at any time and may, effective as of the next offering period, increase or decrease the rate of his or her deductions.

Termination of Participation and Withdrawal.  A participant may withdraw all but not less than all contributions made under the Plan at any time prior to the purchase date of an offering period and upon such withdrawal all of the participant’s contributions will be paid to him or her and the option will be automatically terminated.  Upon termination of the participant’s employment prior to a purchase date for any reason, including retirement, death or disability, the participant’s contributions will be returned to him or her and the option will be automatically terminated.

Shareholder Rights.  Neither the granting of an option nor a deduction from payroll shall make a participant the owner of Shares covered by an option.  No participant shall have any right as a shareholder unless and until a purchase has been made for such participant, and the Shares have been registered by us.

Transferability.  Neither contributions credited to a participant’s account nor any rights with regard to the purchase of Shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way, other than by will or the laws of descent and distribution.

Amendment and Termination.  Our board of directors may at any time terminate or amend the Plan provided that no such termination may affect options previously granted, nor may an amendment make any change in any option outstanding that would adversely affects the rights of any participant provided that an offering period may be terminated by our board of directors or our board of directors may set a new purchase date with respect to an offering period then in progress if our board of directors determines that termination of the offering period is in the best interests of us and our shareholders or if continuation of the offering period would cause us to incur adverse accounting charges in the generally accepted accounting rules applicable to the Plan.  No amendment will be made without shareholder approval if shareholder approval is required under Section 423 of the Code, the NYSE MKT, or under any other applicable laws, rules or regulations.  Without further action of our board of directors, the Plan shall terminate on the date specified by the board of directors, or earlier if all Shares that are authorized under the Plan have been issued.

Federal Income Tax Consequences of the Plan

It is our intention to have the Plan and the rights of employees to make purchases thereunder qualify as an “employee stock purchase plan” under the provisions of Section 423 of the Code.  Therefore, the provisions of the Plan are to be construed to govern participation in a manner consistent with these requirements.  Under these provisions, no income will be taxable to a participant until the Shares purchased under the Plan are sold or otherwise disposed of.

Upon sale or other disposition of any Shares, the participant will generally be subject to federal income tax, and the amount of the tax will depend upon his or her holding period.  If the Shares are sold or otherwise disposed of more than two years from the first day of the relevant offering period (and more than one year from the date the Shares are purchased), then the participant generally will recognize ordinary income measured as the lesser of:  (i) the excess of the fair market value of the Shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to the applicable discount rate (at which the Shares were purchased) of the fair market value of the Shares as of the first day of the applicable offering period.   Any additional gain should be treated as long-term capital gain.

If Shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income at the time of such disposition generally measured as the excess of the fair market value of the Shares on the date the Shares are purchased over the purchase price.  Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period.

We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants upon a sale or disposition of Shares prior to the expiration of the holding period(s) described above.  In all other cases, no deduction is allowed to us.

The foregoing tax discussion is a general description of certain expected federal income tax results under current law.  No attempt has been made to address any state, local, foreign, or estate and gift tax consequences that may arise in connection with participation in the Plan.

New Plan Benefits

Because the benefits under the Plan will depend on employees’ elections to participate and the fair market value of Shares at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the Plan is approved by our shareholders.  Non-employee directors are not eligible to participate in the Plan.  On April 1, 2013, the closing price per Share was $8.83, as reported on the NYSE MKT.

Required Vote and Recommendation

The approval of the Plan requires the majority of the votes duly cast at the annual meeting of shareholders.

The board of directors recommends that you vote FOR the approval of the Warwick Valley Telephone Company 2013 Employee Stock Purchase Plan and, the persons named in the enclosed proxy, unless otherwise instructed therein, will vote such shares FOR this proposal.

Executive Compensation

Compensation Discussion and Analysis

The following discussion analyzes our compensation policies and decisions during the year ended December 31, 2012 for Duane W. Albro, our Chief Executive Officer until March 5, 2013, David J. Cuthbert, our President and as of March 5, 2013 our Chief Executive Officer, Brian H. Callahan, our Executive Vice President, Chief Financial Officer and Treasurer, Ralph Martucci, Jr., our former Executive Vice President, Chief Financial Officer and Treasurer, and John S. Mercer, our former Executive Vice President and Chief Technology Officer, whom we collectively refer to as our named executive officers.  On March 5, 2013, Mr. Albro departed as our Chief Executive Officer and Mr. Cuthbert was appointed our Chief Executive Officer. The focus of the discussion is on the year ended December 31, 2012; however, when relevant, we also discuss actions regarding compensation for our named executive officers that were taken after the conclusion of 2012.

Messrs. Albro, Cuthbert, Callahan, Martucci, and Mercer are our only named executive officers for the year ended December 31, 2012.  Although some of our other employees received total compensation in excess of $100,000 during 2012, none of these other employees are executive officers as such term is defined under Rule 3b-7 of the Securities Exchange Act of 1934 since they are not vice presidents in charge of a principal business unit, division or function and they do not perform policy-making functions for us.

Executive Summary

We seek to closely align the interests of our named executive officers with the interests of our shareholders.  Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.  Our named executive officers’ total compensation is comprised of a mix of base salary, annual cash incentive compensation, long-term equity incentive compensation, health, disability and life insurance, 401(k) matching contributions, and perquisites.

2012 Financial Performance

2012 was a year of continued transformation for our company.  We continued to transition our business from a business model primarily focused on providing regional landline residential telephone services to a business model focused on providing cloud-based unified communications services across the nation and globe.  As part of this transformation, in November 2012, we received regulatory approvals to transfer substantially all of our assets and liabilities primarily associated with our regulated local telephone business to a regulated wholly-owned subsidiary.  We are now an unregulated holding company that provides cloud-based communications and local telephone services through our subsidiaries.  In the first quarter of 2013, we continued our transformation by rebranding and beginning to conduct business as Alteva.

Operating revenues for 2012 increased $2.0 million, or 8%, from $25.9 million in 2011 to $27.9 million in 2012, reflecting the continued growth of our Unified Communications segment, which comprised approximately half of our revenues in 2012.  However, this revenue growth was eclipsed by an increase in operating expenses of $14.7 million, including a non-cash impairment charge of $8.9 million related to fixed assets in our Telephone segment.  This increase in operating expenses caused our net loss in 2012 to increase from $6.5 million to $9.5 million.  The growth in our operating loss and net loss affected our compensation decisions for 2012.

Set forth below is a summary of the financial performance measures that the compensation committee established for the determination of the annual cash incentive compensation and long-term equity incentive compensation of our named executive officers for 2012, as well as our 2012 actual financial performance.  For 2012, the compensation committee weighted financial performance as 80% of such awards for Mr. Albro and 100% for our other named executive officers, with the remaining 20% for Mr. Albro to be determined at the compensation committee’s discretion.  Notwithstanding the measures determined for any year, whether we pay any annual cash incentive compensation or long-term equity incentive compensation to our named executive officers for such year, and the awards granted, always remains in the sole discretion of the compensation committee.

	2012 Target	2012 Actual (1)
Revenue	$32,024	27,942
Adjusted EBITDA	(2,595)	(8,455)
Adjusted Net Income	1,020	(2,420)

(1)              Amounts shown reflect the adjustments described below under “Components of Executive Compensation - Annual Cash Incentive Compensation.”

Compensation Actions

Because we did not meet any of the 2012 financial performance measures, the compensation committee recommended, and the board approved, that no annual cash incentive awards or long-term equity incentive awards be paid to our named executive officers based on our 2012 financial performance.

Additional details regarding our 2012 financial performance and awards are discussed later in this Compensation Discussion and Analysis.

Say-on-Pay Vote

At the 2011 annual meeting of shareholders, a majority of our shareholders expressed a preference that a say-on-pay vote take place on an annual basis, as recommended by our board of directors.  This preference was subsequently adopted by our board of directors and therefore we provide our shareholders with an annual say-on-pay vote.  (Shareholders will be entitled to vote again on the frequency of the say-on-pay vote no later than at our 2017 annual meeting of shareholders.)

At the 2012 annual meeting of shareholders, an overwhelming majority of our shareholders approved the compensation of our named executive officers with 89% of the votes cast voting in favor of our executive compensation program, which was an increase from the prior year’s say-on-pay vote.  The compensation committee believes that this affirms our shareholders’ continued support of our approach to executive compensation.  Based on the continued substantial shareholder support of our executive compensation programs, the compensation committee elected not to make significant changes to our program in 2012.  The compensation committee remains open to any concerns expressed by our shareholders and will continue to consider the outcome of future say-on-pay votes when making compensation decisions for our named executive officers.

Philosophy and Objectives

We believe that the compensation of our named executive officers should reflect their success as a management team, rather than as individuals, in attaining key operating objectives.  We design our compensation programs to retain and reward our named executive officers for improving our short-term and long-term financial and operating performance.  We believe that the performance of our named executive officers in managing the company, considered in light of general economic and financial conditions and specific competitive conditions affecting us and our industry, should be the basis for determining their overall compensation.

Policies and Practices

Historical Compensation Practices

During most of our long operating history, we enjoyed relatively limited competition in our local markets and operating and financial stability, which was directly affected by governmental rate of return regulation.  In such an environment, we did not extensively rely upon performance-based incentive compensation to attract and retain our executive employees.  Rather, as a career prospect, we offered a stable work environment with higher (relative to other employers) benefit and retirement programs to offset our relatively lower base salaries.

In the past several years, however, our operating environment has fundamentally changed and we no longer enjoy either an operating environment relatively free of competition or relatively favorable regulatory treatment.  To operate successfully in this new environment, we need to identify, attract, motivate and retain key employees with technical expertise, skills and experience that are sought after by other employers.  We recognized that in order to become a sustainable, competitive service provider, both our compensation philosophy and programs needed fundamental revision and adjustment.

Current Compensation Practices

In order to compete in our new operating environment, we previously revised and adjusted our compensation philosophy to place a greater emphasis on incentive compensation.  Our current compensation for our named executive officers consists of a base salary, annual cash incentive compensation, long-term equity incentive compensation, typically delivered in the form of stock options and shares of restricted stock, and perquisites.  In determining the compensation for our named executive officers, the compensation committee considers a number of critical factors, including: (1) our operating and financial performance compared to approved budgeted targets; (2) a market comparison of what similarly situated executive officers earn; (3) internal pay equity; (4) general economic and financial conditions and specific competitive conditions affecting us and our industry; and (5) recommendations made by our chief executive officer and board of directors.

Operating and Financial Performance

Prior to the beginning of a fiscal year, our audit committee, with the involvement and support of our named executive officers, completes and approves a budget which reflects the audit committee’s expectations of our operating and financial performance for the fiscal year.  This budget is used to determine the financial performance measures that are used to determine the amount of annual cash incentive compensation and long-term equity incentive compensation for each of our named executive officers.  The audit committee and the compensation committee work together to ensure budgets and the corresponding performance measures under our executive compensation programs are aligned to provide appropriate incentives for our named executive officers to meet and exceed operating and financial targets.

Peer Group

The compensation committee receives, reviews and assesses data that allows it to compare the compensation of our named executive officers with that of executive officers in an appropriate market comparison group.  In 2011, the compensation committee engaged Meridian Compensation Partners, LLC, which we refer to as Meridian, a compensation consultant, to establish a peer group consisting of industry competitors and companies in related industries with similar talent needs such as rural local exchange companies and unified communications providers to reflect our current business growth strategy and acquisitions.  The peer group prepared by Meridian also consisted of companies offering diversified telecommunications services, internet software and services, or communications equipment companies and companies considered peers by the analyst community.  The companies selected for our peer group serve similar industries as us, including our new lines of business that are part of our new business model, and have similar revenues and market capitalizations as us.  The peer group included the following companies:

Hickory Tech Corp.	Easylink Services Intl Corp.	Numerex Corp.
Otelco Inc.	Fibertower Corp.	Ambient Corp.
Global Telecom & Technology	8x8 Inc.	Towerstream Corp.

The compensation committee used this peer group again in 2012 primarily as a reference point for compensation plan structure, pay mix, general equity granting practices, and, to a lesser extent, individual pay levels.

Internal Pay Equity

The compensation committee considers internal pay equity amongst members of management in its decision-making regarding the compensation of our named executive officers.  Due to the size of our company and management structure, members of the compensation committee are familiar with the compensation of each member of management and are able to discuss internal pay equity without relying on a formal report of internal pay equity.  The compensation committee considers internal pay equity in determining whether it is appropriate for the compensation committee to use its discretion to adjust the amount of any of our named executive officers’ compensation.  Upon the hiring of Mr. Callahan on August 3, 2012, the target percentage of base salary for Mr. Cuthbert’s annual cash incentive compensation was increased from 50% to 60% for internal pay equity purposes.

Outside Factors Affecting Our Performance

The compensation committee also evaluates and discusses general economic and financial conditions and specific competitive conditions affecting us and our industry.  The compensation committee recognizes that the impact of general economic conditions and competitive conditions within our industry are outside the control of our named executive officers.  The compensation committee considers these factors in determining whether it is appropriate to use its discretion to adjust the amount of our named executive officers’ compensation.

Chief Executive Officer’s Recommendations

The compensation committee is responsible for setting compensation levels for our Chief Executive Officer, and for reviewing and approving the compensation levels for our other named executive officers.  Under the oversight of the compensation committee, our Chief Executive Officer determines the amount of each component of compensation for each of our other named executive officers, and, based on the performance measures and targets approved by the compensation committee for his own compensation, our Chief Executive Officer also determines the performance measures and targets for the annual cash incentive compensation and long-term equity incentive compensation for each of our other named executive officers.

Compensation Decisions

The compensation committee undertakes a full review and discussion of our operating and financial performance compared to approved budgeted targets, internal pay equity analysis, the market comparison data provided by our compensation consultant, general economic and financial conditions and the specific competitive conditions affecting us and our industry and recommendations and decisions of our Chief Executive Officer and then, using its business judgment, the compensation committee recommends the annual base salary, annual cash incentive compensation and long-term equity incentive compensation for our named executive officers for final approval by the board of directors.

The compensation committee attempts to balance the achievement of short-term financial and operating performance objectives, which determine the amount of the annual cash incentive compensation, with the achievement of long-term performance goals.  The compensation committee utilizes long-term equity incentive compensation to motivate our named executive officers to achieve long-term performance goals and to better align the long-term interests of our named executive officers with those of our shareholders.

The compensation committee considered the recommendations made in the market comparison report prepared by Meridian in 2011 regarding the mix of cash and equity compensation in its determination of the annual cash incentive compensation and long-term equity incentive compensation target for each of our named executive officers.  For 2012, the compensation committee elected to alter the annual cash incentive compensation and long-term equity incentive compensation mix for our named executive officers from 70% for financial targets and 30% discretionary, to 80% for financial targets and 20% discretionary for Mr. Albro and 100% financial targets for our other named executive officers.

Once the compensation committee determines the total amount of equity compensation for our named executive officers, our Chief Executive Officer recommends to the compensation committee the allocation between stock options and restricted stock awards in the long-term equity incentive compensation award target based upon the range recommended in the market comparison report prepared by our compensation consultant in 2011.  The amount paid in one compensation element, such as annual cash incentive compensation, does not affect the amount paid in another compensation element, such as long-term equity incentive compensation, because, as described more fully below under the subheading “Components of Executive Compensation,” each element of compensation is independently determined based on targeted operating, financial or individual performance metrics.

Under our employment agreements with our named executive officers, the board of directors retains ultimate discretion to determine the amount, if any, of the annual cash incentive compensation and long-term equity incentive compensation paid to them, regardless of whether operating or financial targets are met.

Components of Executive Compensation

Our compensation package with our named executive officers includes a base salary, annual cash incentive compensation, long-term equity incentive compensation and perquisites.  Each component is discussed below.

Base Salary

We pay each of our named executive officers a base salary pursuant to the terms of his employment agreement.  The compensation committee reviews and approves the base salary for each of our named executive officers based on several factors, including the market data provided by our compensation consultant in 2011 for our chief executive officer, and our desire to retain and motivate our named executive officers, whom we view as critical to achieving our short-term and long-term goals.  The compensation committee discussed our operating and financial performance, the market comparison data prepared by our compensation consultant, internal pay equity analysis and the compensation committee’s desire to motivate and retain our named executive officers and then, using its business judgment, the compensation committee approved the 2012 base salaries for our named executive officers.

The base salaries of our named executive officers on December 31, 2012 were as follows:

Base Salary
Duane W. Albro	$375,000
David J. Cuthbert	315,000
Brian H. Callahan	205,000

As discussed below under the subheading “Employment Agreements with our Named Executive Officers,” the compensation committee increased Mr. Albro’s base salary to $375,000 effective April 2012.  The adjustment of Mr. Albro’s base salary was made by the compensation committee in recognition of his planned transition of management to and training of Mr. Cuthbert as a successor Chief Executive Officer and Mr. Albro’s increased focus on long-term strategic planning for the company.  Effective February 2012, Mr. Albro increased Mr. Cuthbert’s base salary to $315,000 to recognize his increasing responsibilities and role within the company.  Mr. Callahan was hired in August 2012 at a base salary of $205,000, which was based on Mr. Martucci’s base salary and negotiated as part of his hiring.

Annual Cash Incentive Compensation

We pay annual cash incentive compensation, if any, to each of our named executive officers pursuant to the terms of his employment agreement.  Annual cash incentive compensation is typically paid to the named executive officers in March of the year following the performance year.  We have designed our annual cash incentive compensation program to provide incentives for our named executive officers to achieve short-term performance goals, measured by the attainment of certain operating and financial performance measures.

Our named executive officers’ target annual cash incentive compensation for 2012 was as follows:

2012 Target Bonus (% Base Salary)
Duane W. Albro	70%
David J. Cuthbert	60%
Brian H. Callahan	50%
Ralph Martucci, Jr.	50%
John S. Mercer	30%

For 2012, the compensation committee recommended, and the full board voted unanimously, to eliminate adjusted free cash flow financial performance measure and to adjust the weightings for revenue, adjusted EBITDA and adjusted net income financial performance measures for our Chief Executive Officers and our other named executive officers.  The financial performance measures used and their respective weights for 2012 for our Chief Executive Officer and our other named executive officers were:

2012 CEO Financial Target Weightings

Measure	Weight
Revenue	40%
Adjusted EBITDA	24%
Adjusted net income	16%
Total	80%

2012 Other NEO Financial Target Weightings

Measure	Weight
Revenue	50%
Adjusted EBITDA	30%
Adjusted net income	20%
Total	100%

For purposes of annual cash incentive compensation and long-term equity incentive compensation calculations, adjusted EBITDA is defined by us as operating income before depreciation and amortization, and bonus awards.  Adjusted net income excludes bonus awards.  EBITDA and net income were adjusted in 2012 to exclude (i) the severance costs associated with the departure of our former Executive Vice President, Chief Financial Officer and Treasurer, (ii) the cost of settling an Alteva patent dispute, (iii) the accelerated vesting of a former board member’s restricted stock, (iv) an increase in board fees (not including meeting fees), (v) our exit from the video business, and (vi) certain one-time professional fees.  The compensation committee elected to exclude these items from our performance measures because they represented changes to our financial performance that were outside of the control of management and represented nonrecurring costs associated with the transformation of our business.  The adjustments made to EBITDA and net income for 2012 did not affect whether such financial performance measures satisfied the target amounts of such measures.

The final 20% of the 2012 annual cash incentive compensation for Mr. Albro remained a subjective element to be determined at the discretion of the compensation committee, subject to approval by the board of directors.

For the year ended December 31, 2012, the performance targets, thresholds, performance results and payout factor were as follows:

Measure	Threshold (% of Target)	Target ($)(thousands)	Actual Performance ($)(thousands)(1)	Payout Factor
Revenue	90%	$32,024	$27,942	0
Adjusted EBITDA	90%	(2,595)	(8,455)	0
Adjusted net income	90%	1,020	(2,420)	0

(1)              Amounts shown reflect the adjustments described above.

The amount of annual cash incentive compensation earned by our named executive officers was determined by multiplying each named executive officer’s target compensation level (70% of base salary for our chief executive officer, 60% for our president, 30% for our chief technology officer and 50% for our other named executive officers) by the sum of the payout factors for each performance metric, including the discretionary individual component.  The payout factor for each of the three financial performance measures was determined by multiplying the applicable target metric for each measure by the quotient of the actual financial performance measure divided by the targeted financial performance measure.  Annual cash incentive compensation would only be awarded for a performance measure if the payout factor for the performance metric was higher than certain predetermined thresholds.  These thresholds were determined by the compensation committee’s recommendations and the full board’s approval, based on recommendations made by our named executive officers.  There is no cap on annual cash incentive compensation; therefore, our named executive officers could receive annual cash incentive compensation in excess of their target in the event that the financial performance targets were exceeded.

As a result of our 2012 financial performance, our named executive officers were not eligible to receive any annual cash incentive compensation for the revenue, adjusted EBITDA or adjusted net income financial performance measures because actual revenue, adjusted EBITDA and adjusted net income performance were less than the required thresholds.  In addition, the compensation committee recommended that Mr. Albro not receive any part of the 20% discretionary component of his 2012 annual cash incentive compensation, and the board of directors approved this recommendation.

Based on our 2012 operating and financial performance, our named executive officers did not receive any annual cash incentive compensation.

Long-Term Equity Incentive Compensation

We award our named executive officers with long-term equity incentive compensation in the form of shares of restricted stock and stock options.  Our compensation committee determines the target total equity award for our named executive officers under the compensation program framework developed in response to the advice and alternatives previously provided by our compensation consultant.  The compensation committee determines the allocation between stock options and restricted stock awards for our Chief Executive Officer and oversees our Chief Executive Officer’s determination of the allocation between stock options and restricted stock awards (based upon the range recommended in the market comparison report prepared by our compensation consultant) for our other named executive officers.  Based on the satisfaction of the same performance measures used to determine annual cash incentive compensation and the business judgment of the compensation committee, the compensation committee determines the awards of long-term equity incentive compensation to our named executive officers.  In order to focus our named executive officers on our long-term performance, such restricted stock and stock option awards vest in annual one-third increments on the first, second, and third anniversaries of the grant date.

2012 Equity Awards.  On February 24, 2012, we awarded each of our named executive officers with long-term equity incentive compensation in the form of restricted stock and stock options.  These awards were based on our 2011 operational and financial performance.  Our 2011 operational and financial performance was detailed in our executive compensation disclosure for our 2012 annual meeting.  Based on this performance, the following awards were made:

	Target		Actual
	Restricted Stock	Stock Options	Restricted Stock	Stock Options
Duane W. Albro	9,000	45,500	6,668	33,711
David J. Cuthbert	5,000	25,000	3,705	18,523
Brian H. Callahan	NA	NA	NA	NA
Ralph Martucci, Jr. (1)	3,750	15,000	2,778	11,114
John S. Mercer (2)	2,500	10,000	1,852	7,409

(1)         These awards were made to Mr. Martucci before his resignation on August 3, 2012.

(2)         These awards were made to Mr. Mercer before his resignation on September 21, 2012.

2013 Equity Awards.  We did not award any of our named executive officers long-term equity compensation based on our operational and financial performance during 2012.  Our compensation committee awarded Mr. Callahan and Mr. Cuthbert discretionary equity awards in 2013.

Perquisites

We only provide our named executive officers with certain business-related travel.  Previously, we agreed to reimburse Mr. Albro for his reasonable household living expenses.  Under his new employment agreement effective April 11, 2012, we no longer paid Mr. Albro a housing and travel allowance or related tax gross-up.

Stock Ownership Guidelines

We maintain stock ownership guidelines for our executive officers.  These guidelines serve to better align the economic interest of our executive officers and our shareholders.  Under our stock ownership guidelines, we expect our executive officers to achieve a specified ownership objective within five years of being named to an executive officer position.  The stock ownership objective for our chief executive officer and for our president is that number of shares with a value equal to his annual base salary, and the stock ownership objective of our other executive officers is that number of shares with a value of at least half of his or her annual base salary.  The compensation committee has discretion to reduce the amount of a named executive officer’s annual cash incentive compensation awards if the named executive officer is not making evident progress towards achieving his or her objective.

Our named executive officers’ ownership targets, actual ownership and deadline for compliance with our stock ownership guidelines as of December 31, 2012, were as follows:

Name	Target (1)		Actual Ownership (2)	Deadline (3)
Duane D. Albro	35,920	(4)	88,679	December 31, 2013
David J. Cuthbert	30,173	(6)	3,705	August 5, 2016
Brian H. Callahan	9,818	(5)	0	August 3, 2017

(1)                                 Target number of shares.

(2)                                 Actual number of shares owned.  Under our stock ownership guidelines for our named executive officers, “Actual Ownership” includes the shares of our common stock actually owned by the named executive officer and his or her immediate family members that share the same household, whether held individually or jointly.  Shares of unvested restricted stock and unexercised stock options are not included in Actual Ownership.

(3)                                 The deadline is the five-year anniversary of being appointed to an executive position.  However, the compensation committee has the authority to modify a named executive officer’s objectives in case of hardship.

(4)                                 Annual base salary of $375,000 divided by the closing price of or common stock on December 31, 2012 of $10.44 per share, rounded up to the closest number of whole shares.

(5)                                 One-half of his annual base salary of $205,000 divided by the closing price of or common stock on December 31, 2012 of $10.44 per share, rounded up to the closest number of whole shares.

(6)                                 Annual base salary of $315,000 divided by the closing price of or common stock on December 31, 2012 of $10.44 per share, rounded up to the closest number of whole shares.

Change in Control Payments

We have agreed to make certain payments to our named executive officers upon an involuntary termination of employment not for cause, or a voluntary termination of employment for good reason, in each case, during the 24-month period following the occurrence of a change in control of our company.  For more information regarding such change of control payments, see “Employment Agreements With Our Named Executive Officers” below.  We decided to include these “double-triggered” change in control payments in each of our named executive officers’ employment agreement because it serves as a further means to attract, motivate and retain our named executive officers.  The compensation committee recommended and the full board approved the size and triggers of such change in control payments based on the recommendations previously provided by our compensation consultant at the time.  We consider such change in control payments an appropriate method to motivate our named executive officers if we decide to pursue a sale of our company as an appropriate way of maximizing shareholder value.  We do not provide for a gross-up on any taxes imposed on the excess parachute payments to be received by a named executive officer in connection with a change in control.

Certain Tax Implications

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to a public company for compensation in excess of $1.0 million paid to its chief executive officer and the three other most highly compensated named executive officers as of the end of any fiscal year, excluding the chief financial officer.  While the tax impact of any compensation arrangement is one factor that is considered by the compensation committee when evaluating and setting compensation, such tax impact is also evaluated by the compensation committee in light of our overall compensation philosophy and objectives.  The compensation committee believes that circumstances exist where providing compensation that is not fully deductible for tax purposes may be necessary to achieve its compensation philosophy and objectives and may be in the best interests of our company and our shareholders.  Accordingly, the compensation committee may grant awards and enter into arrangements under which the related compensation is not fully deductible under Section 162(m) if and when the compensation committee determines such arrangements are in the best interests of our shareholders.  We do not represent that the compensation of our named executive officers will be fully deductible for federal income tax purposes.

Report of the Compensation Committee to Shareholders

The following report of the compensation committee of the board of directors is required by the rules of the Securities and Exchange Commission to be included in this proxy statement.  It is not deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

We have reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement in accordance with Item 402(b) of Regulation S-K, as promulgated by the Securities and Exchange Commission.  Based on our review and discussion with management, we have recommended to the board of directors that the Compensation Discussion and Analysis be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2012 and in this proxy statement.

Compensation Committee:

Douglas B. Benedict, Chairman

Kelly C. Bloss

Jeffery D. Alario

Risk Considerations in our Compensation Program

Our board maintains active oversight of the material risks that face our company through the process described in “The Board’s Role in Risk Oversight” under the heading “Corporate Governance.”  As part of that process, the compensation committee is charged with the management of risks arising from our compensation policies and practices.  The compensation committee conducted a review of our compensation programs to determine whether our compensation programs are designed to encourage behaviors that encourage excessive and unnecessary risk taking.  Based on that review, the compensation committee believes that our compensation policies and programs, including risk-mitigating policies, are designed to achieve their goals within an acceptable risk profile.

Specifically, our compensation programs rely on annual cash and long-term equity incentive compensation and are designed to encourage our named executive officers to remain focused on both our short- and long-term operational and financial goals.  The compensation committee has established compensation targets under the annual cash incentive compensation and long-term equity incentive compensation programs under which such awards are “at risk.”  The compensation committee also retains the discretion to reduce or eliminate the payment of annual cash or long-term equity incentive compensation.

Base salary and perquisites are the only elements of the compensation we provide to our named executive officers that is not at risk.

2012 Summary Compensation Table

The table below presents the compensation of our named executive officers for services rendered to us in all capacities during the years ended December 31, 2012, December 31, 2011 and December 31, 2010.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)		Option Awards (2)	Non-Equity Incentive Plan Compensation (cash)	All Other Compensation (3)	Total
Duane W. Albro (4) Former Chief Executive Officer	2012	$351,115	$—	$95,886		$46,249	$—	$31,180	$524,430
	2011	270,000	212,003	243,837		179,427	120,026	65,669	1,090,962
	2010	270,000	16,200	61,116		45,528	279,349	89,825	762,018

Brian H. Callahan (5) Executive Vice President, Chief Financial Officer and Treasurer	2012	82,789	—	—		—	—	2,306	85,095

Ralph Martucci, Jr. (6) Former Executive Vice President, Chief Financial Officer and Treasurer	2012	123,077	—	83,399	(7)	15,248	—	246,273	467,997
	2011	174,544	7,409	13,406		3,850		13,775	287,047

David J. Cuthbert (8) President and Chief Executive Officer	2012	312,500	—	53,278		25,412	—	16,796	407,986
	2011	115,100	4,264	—		—	42,639	9,583	171,586

John S. Mercer (9) Former Executive Vice President and Chief Technology Officer	2012	169,615	—	65,041	(10)	10,165	—	68,889	313,710
	2011	180,000	4,001	67,047		9,626	40,009	27,188	327,871

(1)                     The amounts shown in this column reflect the 20% individual component of annual cash incentive compensation granted at the discretion of the board.  $200,000 of the amount reported for Mr. Albro in 2011 represents the amount of the signing bonus paid to Mr. Albro on December 31, 2011 under his new employment agreement.  As a result of Mr. Albro’s new employment agreement, we will no longer pay Mr. Albro a housing and travel allowance or related tax gross-up.  We did not pay any cash bonuses for 2012.

(2)                     Restricted stock and stock option awards were made under our Amended and Restated Warwick Valley Telephone Company 2008 Long-Term Incentive Plan, which we refer to as the 2008 Long-Term Incentive Plan.  These columns include the full grant date fair value of stock awards and stock option awards granted during each fiscal year based on the exercise of the compensation committee’s discretion.  While the compensation committee takes into account the achievement of certain operating and financial performance metrics for the prior year in determining the number of shares of restricted stock and stock option awards to grant to our named executive officers, such equity compensation awards are granted at the discretion of the compensation committee.  Because of the discretionary nature of these awards, there is no minimum or maximum equity compensation award. The amounts reported in these columns have been calculated in accordance with FASB ASC Topic 718, Compensation — Stock Compensation.  In accordance with rules of the Securities and Exchange Commission, any estimate for forfeitures is excluded from, and does not reduce, such amounts.  For additional information on the valuation assumptions with respect to stock and stock option awards, see Note 16 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission.  The awards shown for a given year were granted in such year based on the prior year’s performance.

(3)                     The amounts shown in this column reflect amounts paid by us to each named executive officer as company contributions to the 401(k) Plan, reimbursement for travel expenses, severance pay and dividends on unvested restricted stock.

Name	Company Contributions to 401(k) Plan	Expense Reimbursement for Travel	Severance Pay	Dividends paid on Unvested Restricted Stock	Total
Duane W. Albro	$5,849	$4,598	—	20,733	$31,180
Brian H. Callahan	2,306	—	—	—	2,306
Ralph Martucci, Jr.	5,777	2,034	$236,634	1,828	246,273
David J. Cuthbert	8,294	4,501	—	4,001	16,796
John S. Mercer	6,305	5,299	53,511	3,774	68,889

Pursuant to the terms of Mr. Martucci’s severance agreement, he received:  (a) a severance payment of $150,000; (b) a payment of $58,500, representing seven months of his 2012 cash bonus at target; (c) $19,000, representing nine months of health insurance coverage; and (d) $9,134 for current accrued unused vacation time.

Pursuant to the terms of Mr. Mercer’s severance agreement, he received:  (a) $38,077 for his base salary from October 15, 2012 to December 28, 2012; (b) $13,846 for four weeks of vacation time; and (c) payment of the full cost of his health insurance for the months of October, November and December 2012, with a value of $1,588.

(4)                     On March 5, 2013, Mr. Albro departed as our chief executive officer.

(5)                     On August 3, 2012, Mr. Callahan was appointed our Executive Vice President, Chief Financial Officer and Treasurer.

(6)                     On August 3, 2012, Mr. Martucci resigned as our Executive Vice President, Chief Financial Officer and Treasurer.

(7)                     Includes $43,451 for the accelerated vesting of Mr. Martucci’s restricted stock upon his resignation.

(8)                     Mr. Cuthbert joined us in August 2011 as our Executive Vice President and Chief Operating Officer in connection with our acquisition of substantially all of the assets of Alteva, LLC.  Mr. Cuthbert was appointed our President on July 17, 2012 and our Chief Executive Officer on March 5, 2013.

(9)                     Mr. Mercer joined us in April 2009 as our Senior Vice President of Network Operations and became our Executive Vice President and Chief Technology Officer in August 2011.  On September 17, 2012, Mr. Mercer resigned as our Executive Vice President and Chief Technology Officer.

(10)              Includes $38,382 for the accelerated vesting of Mr. Mercer’s restricted stock upon his resignation.

2012 Grants of Plan-Based Awards Table

The table below presents information regarding the grants of non-equity incentive plan awards, restricted stock awards and stock options to our named executive officers for the year ended December 31, 2012.

Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1) Target ($)	All Other Stock Awards (2) (#)	All Other Option Awards (2) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

Duane W. Albro	Annual Cash Incentive		$262,500
	Restricted Stock	2/24/2012		6,668			$95,886
	Stock Option	2/24/2012			33,711	$14.38	46,249

Brian H. Callahan	Annual Cash Incentive		102,500
	Restricted Stock	NA		—			—
	Stock Option	NA			—	—	—

Ralph Martucci, Jr.	Annual Cash Incentive		100,000
	Restricted Stock	2/24/2012		2,778			39,948
	Stock Option	2/24/2012			11,114	14.38	15,248

David J. Cuthbert	Annual Cash Incentive		189,000
	Restricted Stock	2/24/2012		3,705			53,278
	Stock Options	2/24/2012			18,523	14.38	25,412

John S. Mercer	Annual Cash Incentive		54,000
	Restricted Stock	2/24/2012		1,852			26,632
	Stock Option	2/24/2012			7,409	14.38	10,165

(1)                     The amounts shown in this column represent the potential annual cash incentive compensation payouts to the named executive officers under the provisions of their respective employment agreements.

Annual Cash Incentive Compensation.  Our named executive officers were eligible for annual cash incentive compensation in 2013 targeted at a percentage of their base pay (70% for Mr. Albro, 60% for Mr. Cuthbert, 50% for Mr. Callahan and Mr. Martucci, and 30% for Mr. Mercer) for the attainment of 2012 financial targets based on the three key performance goals described above in the Compensation Discussion and Analysis under the section “Executive Summary.”

There was no minimum or maximum amount payable under the 2012 annual cash incentive compensation plan and, while based on the achievement of certain 2012 operating and financial performance metrics, awards were granted at the discretion of the compensation committee.  No annual cash incentive compensation was awarded in 2012.

Annual cash bonus amounts shown are at target.

(2)                     Long-Term Equity Incentive Compensation.  For 2012, our named executive officers were eligible for an award under our 2008 Long-Term Incentive Plan comprised of stock options and shares of restricted stock.  The actual number of shares of restricted stock and stock option awards granted in 2012 and included in these columns was based on 2011 performance and was determined based on the exercise of the compensation committee’s discretion. While the compensation committee took into account the achievement of certain 2011 operating and financial performance metrics in determining the number of shares of restricted stock and stock option awards to grant to our named executive officers in 2012, such equity compensation awards were granted at the discretion of the compensation committee.  Because of the discretionary nature of these awards, there is no minimum or maximum equity compensation award.

Stock option awards and restricted stock awards vest in annual one-third increments on the first, second, and third anniversaries of the grant date.

Employment Agreements with our Named Executive Officers

Duane W. Albro (Pre-April 12, 2012)

Under our employment agreement with Mr. Albro in effect through April 11, 2012, Mr. Albro was entitled to receive an annual base salary of $270,000, which was subject to annual increases as we determined.  Mr. Albro was also eligible to receive annual cash incentive compensation and long-term equity incentive compensation in the form of equity-based awards (stock options and restricted stock) under our 2008 Long-Term Incentive Plan each year in accordance with an applicable plan approved by the compensation committee for such year.

We provided Mr. Albro with a $2,000 per month housing and travel allowance for the duration of his employment under the agreement.  We also paid Mr. Albro a tax gross-up benefit on his housing and travel allowance so that, after the withholding of all federal and state income and employment taxes with respect to the housing and travel allowance and the tax gross-up benefit, Mr. Albro was in the same after-tax economic position that he would have been in had the housing and travel allowance not been subject to such taxes.  Mr. Albro was eligible to participate in and receive benefits under our 401(k) saving plan, health and welfare plans, including life insurance, and short-term and long-term disability insurance.  Mr. Albro was eligible for medical and dental insurance, but did not receive such benefits during 2012.

Mr. Albro’s employment agreement in effect through April 11, 2012 was terminable at any time for any reason by us or Mr. Albro upon written notice.  Mr. Albro was entitled to compensation and benefits depending on the circumstances of the termination of his employment.  If Mr. Albro’s employment was terminated without cause and not in connection with a change of control, Mr. Albro was entitled to a severance payment equal to 100% of his annual base salary in effect as of the date of his termination of employment.  He would also receive the target amount of his annual cash incentive bonus, if any, for the year in which the termination of employment occurred.  Both of these amounts would be paid in a lump sum payment.  Mr. Albro would also have been entitled to the continuation of health and welfare benefits for a period of one year following termination at the same cost he was charged for such benefits at the time of his termination.

Under Mr. Albro’s employment agreement in effect through April 11, 2012, in the event that Mr. Albro’s employment was terminated due to a change in control (which was generally defined as a consummation of a reorganization, merger, statutory share exchange or similar corporate transaction or a sale of substantially all of our assets where, as a result, our then existing shareholders no longer own 50% of the surviving entity), he was entitled to the same compensation and benefits listed in the above paragraph except that he was entitled to receive a cash payment equal to 150% of his annual base salary and 150% of his target annual cash incentive compensation, if any.  Both of these amounts would be paid in a lump sum payment.  Mr. Albro was also entitled to the continuation of health and welfare benefits for a period of one year following termination at the same cost he was charged for such benefits at the time of his termination.  In addition, any unvested or restricted equity compensation such as stock options and restricted stock would immediately vest.

Duane W. Albro (Post-April 11, 2012 through March 5, 2013)

On December 15, 2011, we entered into a new employment agreement with Mr. Albro, which became effective April 12, 2012.  The agreement provided for a three-year term beginning on such date.  The agreement would have automatically renewed for successive one-year periods unless we or Mr. Albro gave written notice of non-renewal to the other at least 60 days before the expiration of the initial term or any subsequent renewal period.

Mr. Albro was entitled to receive an annual base salary of $375,000, which was subject to annual increases as we determined.

Mr. Albro was eligible to receive annual cash incentive compensation and long-term equity incentive compensation in the form of equity-based awards (stock options and restricted stock) under our 2008 Long-Term Incentive Plan each year in accordance with an applicable plan approved by the compensation committee for such year.  Mr. Albro’s annual cash incentive compensation for 2012 was targeted at 70% of his base salary and his long-term equity incentive compensation was targeted at 30,000 stock options and 12,000 shares of restricted stock, provided certain financial performance criteria were met in 2012.

However, whether to pay any annual cash incentive compensation or long-term equity incentive compensation to our named executive officers for 2012, and the awards granted, always remained in the sole discretion of the compensation committee.

Thus, the compensation committee, in its sole discretion, may determine the measurement metrics and targets for each year, and also, in its sole discretion, may change or eliminate the applicable plan at any time and for any reason.  In order to be eligible to receive any annual cash incentive compensation or long-term equity incentive compensation, Mr. Albro must have been employed with us on the respective payment date.

The housing and travel allowance and gross-up that were provided to Mr. Albro under his prior employment agreement were eliminated under the new employment agreement.  Instead, we provided Mr. Albro with a $200,000 signing bonus, which was subject to clawback if he voluntarily terminated employment, died or was terminated for cause prior to January 1, 2015.  In the event of death, the clawback was prorated based on the number of months employed during the 36-month period from January 1, 2012 through January 1, 2015.

Under the new employment agreement, Mr. Albro was eligible to participate in and receive benefits under our 401(k) saving plan, health and welfare plans, including medical and dental insurance, life insurance, and short-term and long-term disability insurance.

Like his prior employment agreement, Mr. Albro’s new employment agreement was terminable at any time for any reason by us or Mr. Albro upon written notice.  Mr. Albro was still entitled to compensation and benefits depending on the circumstances of the termination of his employment.  If Mr. Albro’s employment was terminated without cause and not in connection with a change of control, Mr. Albro remained entitled to a severance payment equal to 100% of his annual base salary in effect as of the date of his termination of employment.  He also would receive the target amount of his annual cash incentive compensation, if any, for the year in which the termination of employment occurred.  The severance payment and the target amount of his annual cash incentive compensation, if any, were determined payable by the compensation committee, and were payable in a lump sum payment.  Mr. Albro also remained entitled to the continuation of health and welfare benefits for a period of one year following termination at the same cost he was charged for such benefits at the time of his termination.

Like his prior employment agreement, in the event that Mr. Albro was terminated without cause or resigned for good reason in connections with a change in control (which is generally defined as a consummation of a reorganization, merger, statutory share exchange or similar corporate transaction or a sale of substantially all of our assets where, as a result, our then existing shareholders no longer own 50% of the surviving entity), he remained entitled to the same compensation and benefits listed in the above paragraph except that he was entitled to receive a cash payment equal to 150% of his annual base salary and 150% of his target annual cash incentive compensation, if any.  The severance payment and the target amount of his annual cash incentive compensation, if any, was determined payable by the compensation committee, and was payable in a lump sum payment.  Mr. Albro was also entitled to the continuation of health and welfare benefits for a period of one year following termination at the same cost he was charged for such benefits at the time of his termination.  In addition, any unvested or restricted equity compensation such as stock options and restricted stock would immediately vest.

On March 5, 2013, Mr. Albro departed as our chief executive officer.

Brian H. Callahan

We entered into an employment agreement with Mr. Callahan effective August 3, 2012.  The employment agreement with Mr. Callahan provides for an initial term of two years, with automatic renewal for successive one-year periods unless we or Mr. Callahan give written notice of non-renewal to the other at least 60 days before the expiration of the initial term or any subsequent renewal period.

Mr. Callahan received an annual base salary of $205,000, subject to annual increases as we may determine.  Mr. Callahan is eligible to receive annual cash incentive compensation and long-term equity incentive compensation in the form of equity-based awards (stock options and restricted stock) under our 2008 Long-Term Incentive Plan each year in accordance with an applicable plan approved by the compensation committee for such year.  Mr. Callahan’s annual cash incentive compensation for 2012 was targeted at 50% of his base salary and his long-term equity incentive compensation for 2012 was targeted at 15,000 stock options and 3,750 shares of restricted stock, provided certain financial performance criteria were met in 2012.  The elements of performance and the weighting associated with each financial metric will determine the applicable payout factor that will be used to calculate both annual cash incentive compensation and the long-term equity incentive compensation amounts.  The compensation committee, in its sole discretion may determine measurement metrics for 2012 and each subsequent year, and may also, in its sole discretion, change or eliminate the applicable plan at any time and for any reason.  In order to be eligible to receive any annual cash incentive compensation or long-term equity incentive compensation, Mr. Callahan must be employed with us on the respective payment date.

Mr. Callahan is eligible to participate in and receive benefits under our 401(k) saving plan, health and welfare plans, including medical and dental insurance, life insurance, and short-term and long-term insurance.

Mr. Callahan’s employment may be terminated at any time for any reason by us or Mr. Callahan upon written notice.  Mr. Callahan will be entitled to compensation and benefits depending on the circumstances of the termination of his employment.  If Mr. Callahan’s employment is terminated without cause and not in connection with a change of control, Mr. Callahan will be entitled to a severance payment equal to 100% of his base salary in effect as of the date of his termination of employment.  He will also receive the target amount of his annual cash incentive compensation for the year in which the termination of employment occurs.  Both of these amounts will be paid in a lump sum payment.  Mr. Callahan will also be entitled to the continuation of health and welfare benefits for a period of one year following termination at the same cost he was charged for such benefits at the time of his termination.

In the event that Mr. Callahan is terminated without cause or he resigns for good reason, each in connection with a change in control (which is generally defined as a consummation of a reorganization, merger, statutory share exchange or similar corporate transaction or a sale of substantially all of our assets where, as a result, our then existing shareholders no longer own 50% of the surviving entity), he will be entitled to the same compensation and benefits listed in the above paragraph except that he will be entitled to receive a cash payment equal to 150% of his annual base salary and 150% of his target annual cash incentive compensation, if any.  Both of these amounts will be paid in a lump sum payment.  Mr. Callahan will also be entitled to the continuation of health and welfare benefits for a period of one year following termination at the same cost he was charged for such benefits at the time of his termination.  In addition, any unvested or restricted equity compensation such as stock options and restricted stock will immediately vest.

Ralph Martucci, Jr. (Employment Agreement)

Our employment agreement with Mr. Martucci provided for a two-year term beginning May 5, 2011.  Mr. Martucci was eligible to receive an annual base salary of $180,000, subject to annual increases as we determined.  On August 8, 2011, we entered into an amendment to Mr. Martucci’s employment agreement to increase his base salary to $200,000.  Mr. Martucci was eligible to receive annual cash incentive compensation and long-term equity incentive compensation in the form of equity-based awards (stock options and restricted stock) under our 2008 Long-Term Incentive Plan each year in accordance with an applicable plan approved by the compensation committee for such year.

Mr. Martucci’s employment was terminable at any time for any reason by us or Mr. Martucci upon written notice.  Mr. Martucci was entitled to compensation and benefits depending on the circumstances of the termination of his employment.  If Mr. Martucci’s employment agreement was terminated without cause and not in connection with a change of control, Mr. Martucci was entitled to a severance payment equal to 100% of his base salary in effect as of the date of his termination of employment.  He was also entitled to receive the target amount of his annual cash incentive compensation, if any, for the year in which the termination of employment occurred.  Both of these amounts were payable in a lump sum.  Mr. Martucci was also entitled to the continuation of health and welfare benefits for a period of one year following termination at the same cost he was charged for such benefits at the time of his termination.

Ralph Martucci, Jr. (Separation Agreement)

On August 3, 2012, Mr. Martucci resigned his position as executive vice president, chief financial officer and treasurer.  We entered into an agreement with Mr. Martucci effective August 3, 2012, which included a release and waiver of all claims against us by Mr. Martucci.  Pursuant to the terms of Mr. Martucci’s severance agreement, he received:  (a) a severance payment of $150,000; (b) a payment of $58,500, representing seven months of his 2012 cash bonus at target; (c) $19,000, representing nine months of health insurance coverage; (d) $9,134 for accrued unused vacation time; and (e) accelerated vesting of his outstanding equity awards with a value of $43,451.  All payments were to be made in a lump sum within 30 days following his termination of employment.

David J. Cuthbert (Pre-March 5, 2013)

We entered into an employment agreement with Mr. Cuthbert effective August 5, 2011.  The employment agreement with Mr. Cuthbert provides for a two-year term, with automatic renewal for successive one-year periods.  Mr. Cuthbert was to receive an annual base salary of $235,000, subject to annual increases as we may determine.  On December 14, 2011, we entered into an amendment to Mr. Cuthbert’s employment agreement to increase his base salary to $285,000.  Effective February 1, 2012, we entered into another amendment to Mr. Cuthbert’s employment agreement to increase his annual base salary to $315,000.  On July 17, 2012, Mr. Cuthbert was appointed president and on March 5, 2013 he was appointed our chief executive officer.

Mr. Cuthbert is eligible to receive annual cash incentive compensation and long-term equity incentive compensation in the form of equity-based awards (stock options and restricted stock) under our 2008 Long-Term Incentive Plan each year in accordance with an applicable plan approved by the compensation committee for such year.  Mr. Cuthbert’s annual cash incentive compensation for 2012 was targeted at 60% of his base salary (originally 50%, but increased to 60% in August 2012 upon the hiring of Brian H. Callahan) and his long-term equity incentive compensation component was targeted at 25,000 stock options and 5,000 shares of restricted stock, provided certain financial performance criteria were met in 2012.  The elements of performance and the weighting associated with each financial metric will determine the applicable payout factor that will be used to calculate both the annual cash incentive compensation and long-term equity incentive compensation.  The compensation committee, in its sole discretion, may determine measurement metrics for each year, and may also, in its sole discretion, change or eliminate the applicable plan at any time and for any reason.  In order to be eligible to receive any annual cash incentive compensation or long-term equity incentive compensation, Mr. Cuthbert must be employed by us on the respective payment date.

Mr. Cuthbert is eligible to participate in and receive benefits under our 401(k) saving plan, health and welfare plans, including medical and dental insurance, life insurance, and short-term and long-term insurance.

Mr. Cuthbert’s employment may be terminated at any time for any reason by us or Mr. Cuthbert upon written notice.  Mr. Cuthbert will be entitled to compensation and benefits depending on the circumstances of his termination of employment.  If Mr. Cuthbert’s employment is terminated without cause and not in connection with a change of control, Mr. Cuthbert will be entitled to a severance payment equal to 100% of his base salary in effect as of the date of the termination of his employment.  He will also receive the target amount of his annual cash incentive compensation, if any, for the year in which the termination of employment occurs.  Both of these amounts will be paid in a lump sum.  Mr. Cuthbert will also be entitled to the continuation of health and welfare benefits for a period of one year following termination at the same cost he was charged for such benefits at the time of his termination.

In the event that Mr. Cuthbert is terminated due to a change in control (which is generally defined as a consummation of a reorganization, merger, statutory share exchange or similar corporate transaction or a sale of substantially all of our assets where, as a result, our then existing shareholders no longer own 50% of the surviving entity), he will be entitled to the same compensation and benefits listed in the above paragraph except that he will be entitled to receive a cash payment equal to 150% of his annual base salary and 150% of his target annual cash incentive compensation, if any.  Both of these amounts will be paid in a lump sum.  Mr. Cuthbert will also be entitled to the continuation of health and welfare benefits for a period of one year following termination at the same cost he was charged for such benefits at the time of his termination.  In addition, any unvested or restricted equity compensation such as stock options and restricted stock will immediately vest.

Upon his appointment as our chief executive officer on March 5, 2013, we entered into a new employment agreement with Mr. Cuthbert.

John S. Mercer (Employment Agreement)

Our employment agreement with Mr. Mercer provided for a two-year term beginning August 8, 2011.  Mr. Mercer was entitled to receive an annual base salary of $180,000, subject to annual increases as we determined.  Mr. Mercer was eligible to receive annual cash incentive compensation and long-term equity incentive compensation in the form of equity-based awards (stock options and restricted stock) under our 2008 Long-Term Incentive Plan each year in accordance with an applicable plan approved by the compensation committee for such year.  In order to receive any annual cash incentive compensation or long-term equity incentive compensation, Mr. Mercer was required to be employed with us on the respective payment date.

Mr. Mercer’s employment was terminable at any time for any reason by us or Mr. Mercer upon written notice.  Mr. Mercer was entitled to compensation and benefits depending on the circumstances of the termination of his employment.  If Mr. Mercer’s employment was terminated without cause and not in connection with a change of control, Mr. Mercer was entitled to a severance payment equal to 100% of his base salary in effect as of the date of his termination of employment.  He was also entitled to receive the target amount of his annual cash incentive compensation, if any, for the year in which the termination of employment occurred.  Both of these amounts were payable in a lump sum.  Mr. Mercer was also entitled to the continuation of health and welfare benefits for a period of one year following termination at the same cost he was charged for such benefits at the time of his termination.

John S. Mercer (Separation Agreement)

On September 21, 2012, Mr. Mercer resigned his position as executive vice president and chief technology officer.  We entered into a severance agreement with Mr. Mercer, which included a release and waiver of all claims against us by Mr. Mercer.  Pursuant to the terms of Mr. Mercer’s severance agreement, he received:  (a) $38,077 for his base salary from October 15, 2012 to December 28, 2012; (b) $13,846 for four weeks of vacation time; (c) payment of the full cost of health insurance for the months of October, November and December 2012, with a value of $1,588; and (d) accelerated vesting of his outstanding equity awards with a value of $35,382.  All payments were to be made in a lump sum within 30 days following his termination of employment.

Other Compensation

Our named executive officers are eligible to participate in our 401(k) defined contribution plan.  In any plan year, we make a matching contribution to each management participant up to 4.5% of the participant’s eligible compensation, up to a maximum matching contribution of $17,000 (for 2012).  Matching contributions are applicable to all plan eligible employees.  Each of our named executive officers participated in our 401(k) plan during the year ended December 31, 2012 and received matching contributions.

Outstanding Equity Awards at December 31, 2012

The table below presents information regarding the number and value of unexercised stock options and the number and value of restricted stock awards held by our named executive officers at December 31, 2012.

	Number of	Option Awards				Stock Awards
Name	Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested (2)

Duane W. Albro	15,166	—		$10.78	9/08/2018
	4,051	—		10.02	3/20/2019
	7,908	7,908	(3)	12.88	2/23/2020
						19,197	$200,417
	27,670	55,340	(4)	14.85	3/09/2021
		33,711	(5)	14.38	2/24/2022

Brian H. Callahan	—	—		—	—	—	—

Ralph Martucci, Jr. (6)	—	—		—	—	—	—

David J. Cuthbert	—	18,523	(7)	14.38	2/24/2022
						3,705	38,680

John S. Mercer (8)	—	—		—	—	—	—

(1)                     Assuming continuous service as an employee with us, these unvested shares of restricted stock will vest as follows:

Name	Shares	Vesting Date
Duane W. Albro	1,581	February 23,2013
	5,474	March 9, 2013
	5,474	March 9, 2014
	2,223	February 24, 2013
	2,223	February 24, 2014
	2,222	February 24, 2015

David J. Cuthbert	1,235	February 24, 2013
	1,235	February 24, 2014
	1,235	February 24, 2015

(2)                     Amounts shown in this column are based on a closing price of $10.44 for our common stock on December 30, 2012.

(3)                     Assuming continuous service as an employee with us, the remaining shares will vest on February 23, 2013.

(4)                     Assuming continuous service as an employee with us, one-half of the remaining shares will vest on each of March 9, 2013 and March 9, 2014.

(5)                     Assuming continuous service as an employee with us, one-third of the shares subject to this option will vest on each of February 24, 2013, February 24, 2014 and February 24, 2015.

(6)                     On August 3, 2012, Mr. Martucci resigned his position as executive vice president, chief financial officer and treasurer.  Pursuant to the terms of Mr. Martucci’s severance agreement, all of his outstanding stock options and restricted stock vested immediately.  Pursuant to the terms of his option award agreements, Mr. Martucci had until November 3, 2012 to exercise his stock options.  Mr. Martucci did not exercise his stock options by November 3, 212 and hence all of this stock option awards were forfeited.

(7)                     Assuming continuous service as an employee with us, 6,174 of the shares subject to this option will vest on each of February 24, 2013 and February 24, 2014, and 5,145 of the shares subject to this option will vest on and February 24, 2015.

(8)                     On September 21, 2012, Mr. Mercer resigned his position as executive vice president and chief technology officer.  Pursuant to the terms of Mr. Mercer’s severance agreement, all of his outstanding stock options and restricted stock vested immediately.  Pursuant to the terms of his option award agreements, Mr. Mercer had until December 21, 2012 to exercise his stock options.  Mr. Mercer did not exercise his stock options by December 21, 212 and hence all of this stock option awards were forfeited.

2012 Option Exercises and Stock Vested

The table below presents information regarding the number and realized value of stock awards that vested during 2012 for each of our named executive officers.  None of the named executive officers exercised any stock options during 2012.

	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting
Duane W. Albro	7,856	$115,158
Brian H. Callahan	—	—
Ralph Martucci, Jr.	3,884	53,489
David J. Cuthbert	—	—
John S. Mercer	7,920	105,972

Pension Benefits

We do not provide any defined benefit and actuarial pension plans for our named executive officers.  Accordingly, no tabular disclosure is being provided under this heading.

Nonqualified Deferred Compensation

We do not provide any nonqualified deferred compensation arrangements for our named executive officers.  Accordingly, no tabular disclosure is being provided under this heading.

Potential Payments Upon Termination or Change in Control

The compensation and benefits payable to our named executive officers in the event of termination of their employment, or in the event of a change in control of our company, are set forth in their employment agreements.

Duane W. Albro - Former Chief Executive Officer

As described above under the subheading “Employment Agreements with our Named Executives Officers,” Mr. Albro was entitled to compensation and benefits depending on the circumstances of the termination of his employment.  If Mr. Albro’s employment was involuntarily terminated by us without cause and not in connection with a change of control, Mr. Albro was entitled to:

•                  accrued but unpaid base salary and any unused vacation;

•                  the continuation of health and welfare benefits for a period of one year following termination at the same cost he was charged for such benefits at the time of his termination; and

•                  a lump-sum cash severance payment equal to 100% of his annual base salary in effect as of the date of his termination, plus the target amount of his annual cash incentive compensation, if any, for the year in which the termination occurs.

In the event that Mr. Albro was involuntarily terminated by us, or voluntarily terminated his employment for good reason, in each case, within the 24-month period following a change in control (which is generally defined as a consummation of a reorganization, merger, statutory share exchange or similar corporate transaction or a sale of substantially all of our assets where, as a result, our then existing shareholders no longer own 50% of the surviving entity), he will be entitled to the same compensation and benefits listed above, except he was entitled to receive:

•                  a lump-sum cash payment equal to 150% of his annual base salary and 150% of his target annual cash incentive compensation, if any; and

•                  any unvested stock options and restricted stock would immediately vest.

In the event of Mr. Albro’s death or disability, he was entitled to his accrued but unpaid base salary and any unused vacation.

We believe that the severance benefits we offer promote several objectives.  The severance benefits we provide assist us in recruiting and retaining talented named executive officers.  Our executives may be recruited from other companies where they have job security, tenure, and career opportunities.  In accepting a position with us, an executive is often giving up his current job stability for the challenges and potential risks of a new position.  The severance benefits we provide mitigate the harm that the executive would suffer if he or she were terminated by us for reasons beyond his or her control.  These severance benefits also allow our executives to focus on our business without undue distraction regarding their job security.  Finally, severance benefits act as an additional incentive for the executives to comply with the post-termination covenants set forth in their employment agreement.

In addition, under his employment agreement, a named executive officer is only entitled to acceleration of the vesting of unvested stock options and restricted stock if the named executive officer is involuntarily terminated following a change in control of our company (commonly referred to as a “double trigger”).  We believe that the “double triggered” enhanced severance benefits and the acceleration of unvested equity awards benefit maximizes shareholder value because it prevents an unintended windfall to our executives in the event of a friendly change in control, while still providing them appropriate incentives to cooperate in negotiating any change in control in which they believe they may lose their jobs.  We do not provide tax gross-up payments to our named executive officers in connection with any change in control or severance payment.

The amounts Mr. Albro would have received if these termination scenarios occurred on December 31, 2012 were as follows:

Payments	Termination without Cause not in Connection with a Change in Control	Termination without Cause or for Good Reason in Connection with a Change in Control	Death or Disability
Severance Pay	$375,000	$562,500	—
Annual Cash Incentive Compensation	262,500	393,750	—
Benefits Continuation (1)	—	—	—
Accelerated Vesting of Restricted Stock	—	200,417	—
Accelerated Vesting of Stock Options	—	1,701	—
Accrued Unused Vacation	28,846	28,846	$28,846
Life Insurance Premiums	471	471	—
Total	$666,817	$1,187,685	$28,846

(1)         Mr. Albro did not use our medical or dental benefits.

David J. Cuthbert - President and Chief Executive Officer

The employment agreement with Mr. Cuthbert, effective August 5, 2011 discussed under the subheading “Employment Agreements with Our Named Executive Officers” above, contains termination provisions that are identical to the termination provisions described above for Mr. Albro. The amounts that Mr. Cuthbert would receive under the same termination scenarios if they occurred on December 31, 2012 are as follows:

Payments	Termination without Cause not in Connection with a Change in Control	Termination without Cause or for Good Reason in Connection with a Change in Control	Death or Disability
Severance Pay	$315,000	$472,500	—
Annual Cash Incentive Compensation	189,000	283,500	—
Benefits Continuation	12,911	12,911	$12,911
Accelerated Vesting of Restricted Stock	—	38,680	—
Accelerated Vesting of Stock Options	—	—	—
Accrued Unused Vacation	9,087	9,087	9,087
Life Insurance Premiums	471	471	—
Total	$526,469	$817,149	$21,998

Brian H. Callahan - Executive Vice President, Chief Financial Officer and Treasurer

The employment agreement with Mr. Callahan, discussed under the subheading “Employment Agreements with Our Named Executive Officers” above, contains termination provisions that are identical to the termination provisions described above for Mr. Albro.  The amounts that Mr. Callahan would receive under the same termination scenarios if they occurred on December 31, 2012 are as follows:

Payments	Termination without Cause not in Connection with a Change in Control	Termination without Cause or for Good Reason in Connection with a Change in Control	Death or Disability
Severance Pay	$205,000	$307,500	—
Annual Cash Incentive Compensation	102,500	153,750	—
Benefits Continuation	4,741	4,741	$4,741
Accelerated Vesting of Restricted Stock	—	—	—
Accelerated Vesting of Stock Options	—	—	—
Accrued Unused Vacation	5,026	5,026	5,026
Life Insurance Premiums	208	208	—
Total	$317,475	$471,225	$9,767

Ralph Martucci, Jr. - Former Executive Vice President, Chief Financial Officer and Treasurer

The employment agreement with Mr. Martucci, discussed under the subheading “Employment Agreements with Our Named Executive Officers” above, contains termination provisions that are identical to the termination provisions described above for Mr. Albro.  Mr. Martucci resigned in August 2012, and the compensation paid to him upon his resignation and in exchange for a waiver and release of claims is included above in the “All Other Compensation” column of the 2012 Summary Compensation Table and the value of the accelerated vesting of his restricted stock is included in the “Stock Awards” column of the 2012 Summary Compensation Table.  Mr. Martucci would not have been entitled to receive any compensation under his employment agreement had he resigned on December 31, 2012.

John Mercer - Former Executive Vice President and Chief Technology Officer

The employment agreement with Mr. Mercer, discussed under the subheading “Employment Agreements with Our Named Executive Officers” above, contains termination provisions that are identical to the termination provisions described above for Mr. Albro. Mr. Mercer resigned in September 2012, and the compensation paid to him upon his resignation and in exchange for a waiver and release of claims is included above in the “All Other Compensation” column of the 2012 Summary Compensation Table and the value of the accelerated vesting of his restricted stock is included in the “Stock Awards” column of the 2012 Summary Compensation Table.  Mr. Mercer would not have been entitled to receive any compensation under his employment agreement had he resigned on December 31, 2012.

Director Compensation

Overview of Compensation and Policies

The following table summarizes the components of our 2012 director compensation program, which we refer to as the 2012 Plan:

Fixed Cash Compensation
Board Annual Retainer (cash)	$40,000 ($10,000 per quarter)
Board Regular Meeting Fees (cash)	$14,500 (five meetings at $2,500 each and one telephonic meeting at $2,000)

Variable Cash Compensation
Board Special Meeting Fees (cash)	Determined at the time of meeting
Committee Meeting Fees	$500 per meeting, up to a maximum of $6,000 per year; any committee meeting fees over the $6,000 maximum are paid in restricted stock

Equity Compensation
Restricted Stock Award	$40,000 (grant date fair market value)

In 2011, the compensation committee reviewed our director compensation program.  In reviewing our director compensation, the compensation committee noted the changes in our business model and the reductions in the size of our board of directors since 2009 when director compensation was last reviewed.  The compensation committee also engaged Meridian to review director compensation at the peer group of companies established for executive compensation purposes as described under the heading “Peer Group”.  The compensation committee used the peer group data as a reference point in evaluating our director compensation program.  After taking all of this information into consideration, the compensation committee made changes to our director compensation program beginning in 2012.  These changes included (i) increasing the board’s annual cash retainer from $30,000 to $40,000, (ii) increasing the annual restricted stock award from $25,000 to $40,000, (iii) increasing the board meeting fee from $1,500 per meeting to $2,500 per meeting ($2,000 for attendance by telephone); (iv) increasing the restricted stock award for the chairman from $7,500 to $20,000, (v) increasing the restricted stock award for the chair of the audit committee from $3,000 to $10,000, and (vi) increasing the restricted stock award for each of the chair of the compensation committee and the chair of the governance and nominating committee from $3,000 to $6,500.

Directors may elect to receive a portion of the above restricted stock awards in cash.  All restricted stock awards to our non-employee directors vest in equal portions on the first, second and third anniversaries of the date of grant.

In addition to the revised board fees and committee chair fees, our directors continued to receive $500 per committee meeting attended, up to a maximum cash payment of $6,000 per year; with any amounts over the $6,000 maximum committee meeting fees paid in restricted stock.  Directors are also reimbursed for travel expenses for board and committee meetings that they attend in person.  Directors may elect to receive the cash components in cash or restricted stock.

In addition, from time-to-time, the board of directors will ask a director to complete a special project for the board that requires a significant amount of the director’s time.  In these circumstances, the board compensates such director in recognition of the additional time the director devoted to the special project.  In 2012, Ms. Bloss performed an analysis of the evaluation process for our board of directors and was awarded 250 shares of restricted stock for her work on this project.

On June 30, 2012, Mr. Mello resigned as a director.  Mr. Mello had served as one of our directors since 2006.  In recognition of his years of service to us, the compensation committee accelerated the vesting of his outstanding stock options and restricted stock, and paid him $32,500 in connection with his retirement.

Stock Ownership Guidelines

We maintain stock ownership guidelines for our directors.  These guidelines help to better align the economic interest of our directors and our shareholders.  Under our stock ownership guidelines, our directors must achieve ownership of at least two times their annual retainer within five years of first being appointed to the board.  The compensation committee has discretion to reduce the amount of a director’s annual retainer if the director is not making evident progress towards achieving his or her objective.

The directors’ ownership targets, actual ownership and deadline for compliance with our stock ownership guidelines as of December 31, 2012, were as follows:

Name	Target (1)	Actual Ownership (2)	Deadline (3)
Jeffrey D. Alario	7,662	10,374	December 31, 2013
Douglas B. Benedict	7,662	9,399	December 31, 2013
Kelly C. Bloss	7,662	8,447	December 31, 2013
Robert J. DeValentino	7,662	11,389	December 31, 2013
Douglas J. Mello (4)	7,662	—	December 31, 2013

(1)                                 Target number of shares, which equals two times the amount of the annual retainer ($80,000) divided by the closing price of or common stock on December 31, 2012 of $10.44 per share, rounded up to the closest number of whole shares.

(2)                                 Actual number of shares owned.  Under our stock ownership guidelines for our directors, “Actual Ownership” includes the shares of our common stock actually owned by the director and his or her immediate family members that share the same household, whether held individually or jointly.  Shares of unvested restricted stock are not included in Actual Ownership.

(3)                                Deadline is the five-year anniversary of appointment to the board of directors, or the last day of the fifth year following the year in which the guidelines were adopted (2008), if later.

(4)                                 Mr. Mello resigned as a director effective June 30, 2012.

2012 Director Summary Compensation Table

The table below presents information regarding the compensation of our directors during the year ended December 31, 2012.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (1) (2)		All Other Compensation (3)		Total ($)
Jeffrey D. Alario	$74,597	(4)	$33,215		$4,418		$112,230
Douglas B. Benedict	74,598	(5)	28,067		4,086		106,751
Kelly C. Bloss	74,261	(6)	31,394		3,815		109,470
Robert J. DeValentino	73,328	(7)	60,333		6,668		140,329
Douglas J. Mello (8)	36,500		40,222	(9)	33,484	(10)	110,206

(1)                             The amounts included in the Stock Awards column represent the aggregate grant date fair value of the awards made to our non-employee directors computed in accordance with FASB ASC Topic 718.  The value ultimately realized by the director upon the actual vesting of the award(s) may or may not be equal to the FASB ASC Topic 718 determined value.  For a discussion of valuation assumptions, see Note 16 — Stock Based Compensation to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012.

The following table shows the number of shares of restricted stock granted to each non-employee director during the fiscal year ended December 31, 2012 and the closing price of our common stock on the date of grant.

Name	Grant Date		Number of Shares of Restricted Stock	Closing Price On Grant Date	Grant Date Fair Market Value
Jeffrey D. Alario	1/6/2012		2,555	$13.00	$33,215

Douglas B. Benedict	1/6/2012		2,159	13.00	28,067

Kelly C. Bloss	1/6/2012		2,159	13.00	28,067
	6/14/2012	(a)	250	13.36	3,340

Robert J. DeValentino	1/6/2012		4,641	13.00	60,333

Douglas J. Mello	1/6/2012		3,094	13.00	40,222

(a)                                 An award of 250 shares of restricted stock was made to Ms. Bloss on June 14, 2012 for the work she performed on the evaluation process for our board of directors.

(2)                                 The table below summarizes the aggregate number of unvested restricted stock awards held by each of our non-employee directors as of December 31, 2012.  None of our non-employee directors have any unexercised vested stock option awards.

Restricted Stock Awards
Jeffrey D. Alario	3,911
Douglas B. Benedict	3,379
Kelly C. Bloss	3,657
Robert J. DeValentino	6,049
Douglas J. Mello	—

(3)                                 The amounts shown in this column reflect amounts paid by us to each director as dividends on shares of unvested restricted stock.

(4)                                 Includes $5,597 prepayment of 2013 annual retainer.

(5)                                 Includes $3,098 prepayment of 2013 annual retainer.

(6)                                 Includes $4,261 prepayment of 2013 annual retainer.

(7)                                 Includes $4,828 prepayment of 2013 annual retainer.

(8)                                 Mr. Mello resigned as a director effective June 30, 2012.

(9)                                 This amount includes the value of accelerated vesting of all of Mr. Mello’s unvested restricted stock awards upon his resignation, which is equal to $28,772 based on the closing price of our common stock on Friday, June 29, 2012 ($13.18).

(10)                          In recognition of his years of service to us, we paid Mr. Mello $32,500 in connection with his retirement.

Proposal Five

Advisory Vote on Our Executive Compensation

Pursuant to Section 14A of the Securities Exchange Act of 1934, we are providing our shareholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as described in the Compensation Discussion and Analysis, accompanying compensation tables and related narrative disclosure contained in this proxy statement.

Before you vote on the resolution below, we encourage you to carefully read the Compensation Discussion and Analysis section of this proxy statement for important details on our executive compensation programs, including our compensation philosophy and objectives, as well as the processes our compensation committee used to determine the structure and amounts of the compensation of our named executive officers in 2012.

We are asking you to indicate your support for the compensation of our named executive officers as described in this proxy statement.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.  Accordingly, we are asking you to vote, on an advisory basis, “FOR” the following resolution at the annual meeting:

“RESOLVED, that the compensation paid to the Warwick Valley Telephone Company named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in this proxy statement, is hereby approved.”

Although this advisory vote is non-binding, our compensation committee and board of directors value the opinions expressed by shareholders, and will consider the results of this vote and evaluate whether any actions are necessary to address such results.

Board Recommendation

The board of directors unanimously recommends that shareholders vote in favor of the proposal to approve the compensation of our named executive officers as described in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and other narrative disclosures, and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxy FOR such proposal.

Proposal Six

Ratification of the Selection of
Our Independent Registered Public Accounting Firm

Selection of Independent Registered Public Accounting Firm for 2013

WithumSmith+Brown, PC, served as our independent registered public accounting firm for the year ended December 31, 2012.

Our audit committee, recognizing the transition and development of our business over the past several years, completed a competitive process to review the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2013.  The audit committee invited several firms to participate in this process.

As a result of this process and following careful consideration, on January 31, 2013, the audit committee approved the dismissal of WithumSmith+Brown, PC as our independent registered public accounting firm, effective as of March 19, 2013.

WithumSmith+Brown, PC’s reports on our consolidated financial statements for the years ended December 31, 2012 and December 31, 2011 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such report relating to the effectiveness of our internal control over financial reporting as of December 31, 2012 expressed an adverse opinion on the effectiveness of our internal control over financial reporting because of the existence of a material weakness.  As discussed more fully in our Form 8-K filed on March 18, 2013, on March 12, 2013, the audit committee determined that our consolidated balance sheets as of December 31, 2010 and 2011 and consolidated statements of shareholders equity as of December 31, 2009, 2010 and 2011 contained in our annual reports on Form 10-K for the years ended December 31, 2011 and our quarterly reports on Form 10-Q for the first, second and third quarters of 2011 and the first, second and third quarters of 2012 should be restated due to an error in the calculation of the deferred income taxes related to the temporary difference of accumulated depreciation of fixed assets.  We restated such financial statements in our Form 10-K filed on March 18, 2013.

Further, during our two most recent fiscal years and the subsequent interim period preceding WithumSmith+Brown, PC’s dismissal, there were no (1) “disagreements” (within the meaning of Item 304(a) of Regulation S-K) with WithumSmith+Brown, PC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of WithumSmith+Brown, PC, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on our consolidated financial statements, and (2) no “reportable events” (as such term if defined in Item 304(a)(1)(v) of Regulation S-K), except for the existence of a material weakness in internal control over financial reporting as discussed above.

We have been advised by WithumSmith+Brown, PC that a representative will be present at the annual meeting and will be available to respond to appropriate questions.  We intend to give such representative the opportunity to make a statement if he or she should so desire.

In connection with its review process, the audit committee has selected Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013, effective as of March 19, 2013.  The selection is being presented to shareholders for ratification at the annual meeting.  The audit committee will consider the outcome of this vote when selecting our independent registered public accounting firm for subsequent years.

We have been advised by Ernst & Young LLP that a representative will be present at the annual meeting and will be available to respond to appropriate questions.  We intend to give such representative the opportunity to make a statement if he or she should so desire.

The board of directors recommends that shareholders vote in favor of the proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013, and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR such proposal and, the persons named in the enclosed proxy, unless otherwise instructed therein, will vote such shares FOR this proposal.

Fees Paid to WithumSmith+Brown, PC

The following table shows the fees for professional services provided by WithumSmith+Brown, PC during the years ended December 31, 2012 and December 31, 2011:

	Years ended December 31
	2012	2011
Audit Fees	$468,918	$229,355
Audit-Related Fees	43,773	33,439
Tax Fees	61,049	28,550
Total	$573,740	$291,344

Audit Fees

Audit fees paid to WithumSmith+Brown, PC during the years ended December 31, 2012 and December 31, 2011 were for professional services rendered in connection with the integrated audit of our consolidated financial statements and our internal control over financial reporting, and the review of financial statements included in our Quarterly Reports on Form 10-Q, and issuance of consents.

Audit-Related Fees

Audit-related fees paid to WithumSmith+Brown, PC during the years ended December 31, 2012 and December 31, 2011 were for professional services rendered in connection with the audit of the Annual Report on Form 11-K for the Warwick Valley Telephone Company 401(k) Plan and also included the review of Securities and Exchange Commission filings relating to our acquisition of substantially all of the assets of Alteva, LLC.  Audit-related fees during the year ended December 31, 2012 also included professional services rendered in connection with our Registration Statement on Form S-8 for the Amended and Restated Warwick Valley Telephone Company 2008 Long-Term Incentive Plan.

Tax Fees

Tax fees paid to WithumSmith+Brown, PC during the years ended December 31, 2012 and December 31, 2011 were for professional services rendered in connection with the preparation of original and amended federal and state tax returns and assistance with tax audits.

Pre-approval Policy

The audit committee pre-approves all audit and permitted non-audit services performed for us by our independent registered public accounting firm.  The audit committee considers each service individually and in advance of its performance and does not currently have a pre-established set of criteria that could be applied to services without requiring separate consideration by the committee.  In determining whether to approve a particular permitted non-audit service, the audit committee considers all ways in which such service could compromise or appear to compromise the independence of our independent registered public accounting firm.

For the years ended December 31, 2012 and December 31, 2011, WithumSmith+Brown, PC provided no services to us other than those described above.  All such services provided by and fees paid to WithumSmith+Brown, PC were pre-approved by the audit committee.

Independence Analysis by Audit Committee

The audit committee has considered whether the provision of services described above was compatible with maintaining the independence of WithumSmith+Brown, PC and determined that the provision of such services was compatible with such firm’s independence.

Report of the Audit Committee to Shareholders

The following report of the audit committee of the board of directors is required by the rules of the Securities and Exchange Commission to be included in this proxy statement.  It is not deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The audit committee has:

•                              reviewed and discussed our audited financial statements for the year ended December 31, 2012 with our management and with WithumSmith+Brown, PC, our independent registered public accounting firm;

•                              discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•                              received and discussed the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence; and has discussed with our independent registered public accounting firm its independence.

Based on these reviews and discussions with management and our independent registered public accounting firm, and the report of our independent registered public accounting firm, the audit committee recommended to the board of directors, and the board of directors approved, that the audited financial statements for the year ended December 31, 2012 be included in our Annual

Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission.

The audit committee selects our independent registered public accounting firm annually and has submitted such selection for ratification by shareholders at the annual meeting.

Audit Committee:

Jeffrey D. Alario, Chairman
Douglas B. Benedict
Kelly C. Bloss
Robert J. DeValentino

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee: (1) was an officer or employee of our company or any of our subsidiaries during the year ended December 31, 2012; (2) was formerly an officer of our company or any of our subsidiaries; or (3) had any relationship requiring disclosure in this proxy statement pursuant to Securities and Exchange Commission rules.

In addition, none of our executive officers served: (1) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee; (2) as a director of another entity, one of whose executive officers served on our compensation committee; or (3) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of our company.

Security Ownership of Certain Beneficial Owners

The table below presents certain information, as of April 1, 2013, regarding persons known to us to be the beneficial owner of more than 5% of our common stock, with percentages based on 6,164,423 common shares outstanding.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class

Ameriprise Financial, Inc. (1) 145 Ameriprise Financial Center Minneapolis, MN 55474	488,349	7.9%

North Star Investment Management Corp.(2) 20 North Wacker Drive, Suite 1416 Chicago, IL 60606	347,300	5.6%

(1)                                 This information as to the beneficial ownership of shares of our common stock is based on Amendment No. 2 to Schedule 13G dated February 12, 2013 filed jointly with the Securities and Exchange Commission by Ameriprise Financial, Inc. (“AFI”), Columbia Management Investment Advisers, LLC (“CMIA”), and Columbia Small Cap Value Fund I (“SCV”).  The address of CMIA and SCV is 225 Franklin Street, Boston, MA 02110.  AFI and CMIA report shared voting power with respect to 487,939 shares, and shared dispositive power with respect to all 488,349 shares; SCV reports sole voting and sole dispositive power with respect to 347,545 of such shares.  CMIA and AFI do not directly own any shares of our common stock.  As the investment adviser to SCV and various other unregistered and registered investment companies and other managed accounts, CMIA may be deemed to beneficially own the shares reported by SCV.  Accordingly, the shares reported by CMIA include those shares separately reported by SCV.  As the parent holding company of CMIA, AFI may be deemed to beneficially own the shares reported by CMIA.  Accordingly, the shares reported by AFI include those shares separately reported by CMIA.  Each of AFI and CMIA disclaims beneficial ownership of any shares reported on the Schedule 13G, as amended.  As of December 31, 2012, only SCV owned more than 5% of the class of securities reported in the Schedule 13G, as amended.  Any remaining shares reported by CMIA are owned by various other funds or accounts managed by CMIA.  To CMIA’s knowledge, none of these other funds or accounts own more than 5% of the outstanding shares.

(2)                                 This information as to the beneficial ownership of shares of our common stock is based on an amendment to Schedule 13G dated March 22, 2013 filed with the Securities and Exchange Commission by North Star Investment Management Corp. (“North Star”). North Star reports sole voting and sole dispositive power with respect to all 347,300 shares.

Security Ownership of Management

The table below presents certain information, as of April 1, 2013, regarding shares of our common stock held by: (1) each of our directors; (2) each of our named executive officers; and (3) all directors and executive officers as a group.

Name of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned (1)(2)		Percent of Class (1)

Jeffrey D. Alario	Common	13,536	(3)	*
Duane W. Albro	Common	79,836	(4)	1.3%
Douglas B. Benedict	Common	9,144	(5)	*
Kelly C. Bloss	Common	11,120		*
Brian H. Callahan	Common	32,500		*
David J. Cuthbert	Common	234,401	(6)	3.8%
Robert J. DeValentino	Common	14,225		*
Ralph Martucci, Jr.	Common	3,580	(7)	*
John S. Mercer	Common	9,612	(8)	*
All directors and executive officers as a group (10 persons)	Common	440,454		7.1%

(1)                                 As reported by such persons as of April 1, 2013, with percentages based on 6,164,423 shares of common stock outstanding, except where the person has the right to receive shares within the next 60 days (as indicated in the other footnotes to this table), which increases the number of shares beneficially owned by such person and the number of shares outstanding.  Under the rules of the Securities and Exchange Commission, “beneficial ownership” is deemed to include shares for which an individual, directly or indirectly, has or shares voting or dispositive power, whether or not they are held for the individual’s benefit, and includes shares that may be acquired within 60 days, including, but not limited to, the right to acquire shares by the exercise of options.  Shares that may be acquired within 60 days are referred to in the footnotes to this table as “presently exercisable options.”  Unless otherwise indicated in the other footnotes to this table, each shareholder named in the table has sole voting and investment power with respect to all of the shares shown as owned by the shareholder.  We have omitted percentages of less than 1% from the table as noted by an asterisk.

(2)                                 The amount shown for each director and named executive officer includes shares of restricted stock.

(3)                                 The amount shown includes 400 shares of common stock held jointly by Mr. Alario and his spouse and 1,000 shares of common stock held in trust for the benefit of each of Mr. Alario’s two sons.

(4)                                 The amount shown includes 2,996 shares of common stock held indirectly by Mr. Albro in our 401(k) plan.

(5)                                 The amount shown includes 100 shares of common stock held by Mr. Benedict’s spouse.

(6)                                 The amount shown includes presently exercisable options to purchase 81,175 shares.

(7)                                 The amount shown is based on Mr. Martucci’s last Section 16 report filed with the Securities and Exchange Commission on April 11, 2012.

(8)                                 The amount shown is based on Mr. Mercer’s last Section 16 report filed with the Securities and Exchange Commission on February 28, 2012.

Section 16(a) Beneficial Ownership Reporting Compliance

During the year ended December 31, 2012, all of our directors and executive officers complied in a timely manner with the filing requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, except as follows: Duane W. Albro, our Chief Executive Officer during the year ended December 31, 2012, filed three reports late, each disclosing one transaction; Mr. Benedict filed one report late disclosing one transaction; Ms. Bloss filed three reports late, each disclosing one transaction; Mr. Callahan filed one report late disclosing one transaction; and Mr. DeValentino filed two reports late, each disclosing one transaction.  In making this statement, we have relied solely on the written representations of our directors and officers, and copies of the reports that they have filed with the Securities and Exchange Commission.

Certain Relationships and Related Transactions

Policies and Procedures for Review, Approval, or Ratification of Related Person Transactions

Transactions between our company and any director, executive officer or his or her immediate family members are subject to review and approval by our audit committee.

Although the board of directors has not established a written policy regarding the approval of related person transactions, when evaluating relationships and transactions, the audit committee considers:  (1) the nature of the related person’s interest in the transaction; (2) the material terms of the transaction, including the amount and type of transaction; (3) the importance of the transaction to the related person and to us; (4) whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and (5) any other matters the committee deems appropriate.

To the extent that the transaction involves an independent director, consideration is also given, as applicable, to the listing standards of the NYSE MKT and other relevant rules related to independence.

In addition, the audit committee reviews existing related person transactions, if any, at least annually.

Related Person Transactions

On October 21, 2012, we purchased 25,148 shares of our common stock directly from David J. Cuthbert, our President, Chief Executive Officer and Director, pursuant to Amendment No. 1 to the Lock-Up and Put Agreement between us and Mr. Cuthbert.  The shares were purchased for an aggregate purchase price of $369,173.  We entered into such amended Lock-Up and Put Agreement with Mr. Cuthbert in connection with our acquisition of substantially all the assets of Alteva, LLC, and there are no additional shares outstanding that are subject to the amended Lock-Up and Put Agreement.  Our Board approved Mr. Cuthbert’s exercise of his put option under the Lock-Up and Put Agreement.

Notice Pursuant to Section 726(d) of the
New York Business Corporation Law

In December 2012, we renewed our primary and excess directors’ and officers’ liability insurance, each for a one-year term, at a total cost of $134,280 in premiums.  The primary policy is carried with Navigators Insurance Company and the excess policies are carried with Liberty Mutual Insurance Company, Berkeley Insurance Company and Allied World Insurance Company.  The policies cover all of our directors and officers.

Other Matters

As of the date of this proxy statement, the board of directors does not know of any other matters that are to be presented for action at the annual meeting.  Should any other matter come before the annual meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

Shareholder Proposals for the 2014 Annual Meeting

Proposals Submitted for Inclusion in Our Proxy Materials

We will include shareholder proposals in our proxy materials for the 2014 annual meeting of shareholders, if such proposals comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended.  Among other things, Rule 14a-8 requires that we receive such proposals no later than 120 days prior to the one-year anniversary of this proxy statement.  Thus, for the 2014 annual meeting of shareholders, we must receive shareholder proposals submitted for inclusion in our proxy materials no later than December 16, 2013.  This is also the date by which any such proposal must be submitted to be brought before the 2014 annual meeting of shareholders under the advance notice provisions of our by-laws.  We will not include in our proxy materials shareholder proposals received after this date.  Shareholder proposals submitted for inclusion in our proxy materials should be mailed to the following address: Warwick Valley Telephone Company, 47 Main Street, Warwick, New York 10990, Attention: Corporate Secretary.

Proposals Not Submitted for Inclusion in Our Proxy Materials

Shareholder proposals that are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, as described above, may be brought before the 2014 annual meeting of shareholders in accordance with Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended.  Under our By-laws, we must receive such proposals no later than 120 days prior to the one-year anniversary of this proxy statement (which is the date specified by the advance notice provisions of our by-laws). Thus, for the 2014 annual meeting of shareholders, we must receive shareholder proposals that are not submitted for inclusion in our proxy materials but are proposed to be brought before the annual meeting no later than December 16, 2013.  Shareholder proposals that are not submitted for inclusion in our proxy statement should be mailed to the following address:  Warwick Valley Telephone Company, 47 Main Street, Warwick, New York 10990, Attention: Corporate Secretary.

By Order of the Board of Directors

Jennifer M. Brown
Corporate Secretary
Warwick, New York
April 15, 2013

Directions to Annual Meeting Site

National Constitution Center

John C. Bogle Chairman’s Room

525 Arch Street, Independence Mall

Philadelphia, Pennsylvania 19106

From the North

Take I-95 South to Exit 22 for “Central Phila/I-676.” Follow signs for “Phila/Independence Hall/Callowhill Street” and turn right at the light at the bottom of the ramp. Stay straight on Callowhill Street and turn left onto 6th Street. Take 6th Street to Race Street and turn left. Once on Race Street, turn right into the parking garage at the National Constitution Center.

From the South

Take I-95 North to Exit 22 for “Central Phila/I-676.” Follow signs for “Phila/Independence Hall/Callowhill Street. Keep right at the fork in the ramp. Stay straight on Callowhill Street and turn left onto 6th Street. Take 6th Street to Race Street and turn left. Once on Race Street, turn right into the parking garage at the National Constitution Center.

From the East

Take the NJ Turnpike to Exit 4. Take Route 73 North to Route 38 West to U.S. 30 and continue on U.S. 30 West over the Ben Franklin Bridge (Route 676), crossing into Philadelphia. Stay in the left lane and go straight through the light following the sign for “8th Street South/Chinatown.” Turn left onto 8th Street, then left onto Race Street. Proceed through the light at 6th Street and turn right into the parking garage at the National Constitution Center.

From the West

Take PA Turnpike to Exit 326 for “Valley Forge.” Follow signs for “Philadelphia I-76 East.” Remain on I-76 East for about 25 miles until you see signs for Exit 344 for “Central Phila” and take 676 East to the 8th Street exit. Turn right onto 8th Street, then turn left onto Race Street. Proceed through the light at 6th Street and turn right into the parking garage at the National Constitution Center.

Appendix A

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

WARWICK VALLEY TELEPHONE COMPANY

Under Section 805 of the Business Corporation Law

1.                         The name of the Corporation is Warwick Valley Telephone Company.

2.                         The Corporation’s Certificate of Incorporation was filed by the Department of State on January 16, 1902.

3.                         The Certificate of Incorporation of the Corporation is hereby amended to change the name of the Corporation, so that said Paragraph “FIRST” shall provide in its entirety as follows:

“FIRST.                     The name of the Corporation is Alteva, Inc.”

4.                         This Certificate of Amendment was authorized by a vote of the Board of Directors followed by a vote of a majority of all of the outstanding shares entitled to vote thereon at a meeting of shareholders.

IN WITNESS WHEREOF, I have signed this Certificate this           day of May, 2013.

David J. Cuthbert
President and Chief Executive Officer

Appendix B

WARWICK VALLEY TELEPHONE COMPANY

2013 EMPLOYEE STOCK PURCHASE PLAN

1.                                      Purpose of Plan

The purpose of the Plan is to provide employees of the Company with an opportunity to purchase Common Stock at a discount through payroll deductions.  The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code, and the provisions of the Plan shall be construed consistent with such intention.

2.                                      Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a)                                 “Applicable Percentage” means, with respect to an Offering Period, 85 percent, or such other percentage from 85 to 100 percent as determined by the Committee in its sole discretion for that Offering Period and applicable to all Participants.

(b)                                 “Board” means the Board of Directors of Warwick Valley Telephone Company.

(c)                                  “Business Day” means a day on which shares of Common Stock are or could be traded on the New York Stock Exchange.

(d)                                 “Code” means the Internal Revenue Code of 1986, as amended.

(e)                                  “Committee” means the committee established pursuant to Section 4 to be responsible for the general administration of the Plan.

(f)                                   “Common Stock” means Common Stock, par value $0.01 per share.

(g)                                  “Company” means Warwick Valley Telephone Company and each of its U.S. “subsidiary corporations,” as defined by Section 424(f) of the Code.

(h)                                 “Eligible Compensation” means the regular earnings of an Eligible Employee, including salary, overtime, and salary reduction contributions pursuant to elections under a plan subject to Sections 125 or 401(k) of the Code that is paid to a Participant by the Company for personal services actually rendered, including regular wages, overtime pay, holiday pay, sick pay, commissions and paid time off, but excluding bonuses, cash awards, any employee benefit, employer contributions to or payments from this Plan or any other employee benefit or, stock option income, restricted stock income, or any other equity-based compensation, relocation assistance income, the imputed value of group term life insurance coverage, non-cash awards, and other unusual payments determined by the Committee in a non-discriminatory manner.

(i)                                     “Eligible Employee” means any employee of the Company that meets the eligibility requirements of Section 5.

(j)                                    “Enrollment Form” means the electronic or hardcopy form filed with the Committee or its designated agent pursuant to Section 6.

(k)                                 “Fair Market Value” of Common Stock on a given date means the closing sale price of the Common Stock on the New York Stock Exchange, as reported in the consolidated transaction reporting system on such date, or if New York Stock Exchange is not open for trading on such date, then on the most recent preceding date when New York Stock Exchange is open for trading, or if the Common Stock is not traded on New York Stock Exchange, the fair market value of the Common Stock as determined by the Committee in good faith.

(l)                                     “Offering Commencement Date” means, with respect to an Offering Period, the first day of that Offering Period.

(m)                             “Offering Period” means a one-quarter period.  The first Offering Period shall commence on the first Business Day of the quarter designated by the Committee after the Plan becomes effective pursuant to Section 16(a), and shall end on the last Business Day of such quarter.  Successive Offering Periods shall commence on the Business Day following the end of the preceding Offering Period and shall end on the last Business Day of the quarter following the quarter in which the preceding Offering Period ended.

(n)                                 “Participant” means an Eligible Employee who elects to participate in the Plan by filing an Enrollment Form pursuant to Section 6.

(o)                                 “Payroll Deduction Account” means the account established for a Participant to hold payroll deductions pursuant to Section 6.

(p)                                 “Plan” means this Warwick Valley Telephone Company 2013 Employee Stock Purchase Plan, as amended from time to time.

(q)                                 “Purchase Date” means, with respect to an Offering Period, the last day of that Offering Period.

(r)                                    “Rule 16b-3” means Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

3.                                      Shares Subject to the Plan

Subject to the provisions of Section 12, the total number of shares of Common Stock which may be purchased by employees under the Plan shall not exceed 250,000.  Shares of Common Stock subject to the Plan may be either authorized but unissued shares of Common Stock or shares of Common Stock that were once issued and subsequently reacquired by the Company.

4.                                      Administration of the Plan

The Plan shall be administered by the Committee appointed by the Board which shall be comprised of not less than such number of directors as shall be required to permit Common

Stock purchased under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3.  The Committee shall be the Compensation Committee of the Board unless the Board shall appoint another committee to administer the Plan.

Subject to the express provisions of the Plan, the Committee shall have the authority to take any and all actions necessary to implement the Plan and to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in administering the Plan.  All of such determinations shall be final and binding upon all persons.  The Committee may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan.

5.                                      Eligible Employees

Any employee of the Company shall be eligible to participate in the Plan, except an employee who owns (or is considered as owning within the meaning of Section 424(d) of the Code) stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company.  No director of the Company who is not an employee shall be eligible to participate in the Plan.

6.                                      Election to Participate

An Eligible Employee may become a Participant effective on the first day of any Offering Period coincident with or following the date he or she becomes an Eligible Employee by filing with the Committee or its designated agent an Enrollment Form authorizing specified regular payroll deductions from his or her Eligible Compensation.  Such regular payroll deductions shall be subject to a maximum deduction of (a) a maximum percentage specified by the Committee for such Offering Period, or (b) a maximum dollar amount specified by the Committee for such Offering Period.

Payroll deductions for an Offering Period shall commence on the first payroll date occurring on or after the applicable Offering Commencement Date and shall end on the last payroll date occurring on or before the Purchase Date for that Offering Period.  A Participant’s payroll deductions shall be credited to the Payroll Deduction Account that the Company has established in the name of the Participant.

A Participant may at any time withdraw from the Plan and cease to be a Participant following the end of the Offering Period in which the election is made to discontinue participation.  A Participant may, to be effective as of the first day of the next following Offering Period, increase or decrease his or her payroll deduction by filing a new Enrollment Form.  Elections shall last the entire Offering Period, or until the employee ceases to be a Participant, whichever is longer.

Enrollment Forms must be filed with the Committee or its designated agent not less than ten days before the beginning of an Offering Period to be effective for that Offering Period, unless a shorter period of time is prescribed by the Committee.  An Enrollment Form not filed within the prescribed filing period shall be effective the first day of the Offering Period following the Offering Period in which it would otherwise become effective.

As a condition of participation in the Plan, each Participant agrees to notify the Company if he or she sells or otherwise disposes of any Common Stock purchased by her under the Plan within two years of the Purchase Date on which such shares of Common Stock were purchased.

7.                                      Purchase of Shares

Each Participant having eligible funds in his or her Payroll Deduction Account on a Purchase Date shall be deemed, without any further action, to have purchased the number of full shares of Common Stock which the eligible funds in his or her Payroll Deduction Account could purchase on that Purchase Date at a price per share that shall be the Applicable Percentage of the Fair Market Value of such share of Common Stock on the Purchase Date.  The Payroll Deduction Account of each such Participant shall be charged for the amount of such purchase and shares of Common Stock shall be issued to the Participant as of the Purchase Date.  No fractional shares of Common Stock shall be purchased; any funds in a Participant’s Payroll Deduction Account that are insufficient to purchase a full share of Common Stock shall be retained in the Participant’s Payroll Deduction Account for the following Offering Period, subject to earlier payment to the Participant pursuant to Section 13 or 15.  Except for amounts not expended because of the preceding sentence, any funds left over in a Participant’s Payroll Deduction Account after a Purchase Date shall be returned to the Participant.

As soon as administratively practicable following each Purchase Date on which a purchase of shares of Common Stock occurs, the Company shall arrange for the delivery to each Participant or his or her broker, or a broker designated by the Committee, of the shares of Common Stock purchased by that Participant on that Purchase Date.

8.                                      Registration of Shares

Shares of Common Stock will be registered only in the name of the Participant or, if he or she so indicates on his or her Enrollment Form, in the Participant’s name jointly with one other person, with right of survivorship.

9.                                      Limitation on Purchases

(a)                                 During any one calendar year, no Participant shall have the right to purchase under the Plan (and all other plans qualified under Section 423 of the Code) shares of Common Stock having a Fair Market Value (determined as of an Offering Commencement Date) in excess of $25,000 (determined without regard to any purchase price discount).  The purpose of this limitation is to comply with Section 423(b)(8) of the Code and shall be interpreted accordingly.

(b)                                 A Participant’s Payroll Deduction Account may not be used to purchase Common Stock on any Purchase Date to the extent that after such purchase the Participant would own (or be considered as owning within the meaning of Section 424(d) of the Code) stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company.  For this purpose, stock which the Participant may purchase under any outstanding option shall be treated as owned by such Participant.  As of the first Purchase Date on which this Section 9(b) limits a Participant’s ability to purchase Common Stock, the employee shall cease to be an Eligible Employee and a Participant.

10.                               Rights as a Shareholder

None of the rights or privileges of a shareholder of Warwick Valley Telephone Company shall exist with respect to shares of Common Stock purchased under the Plan until the date as of which such shares of Common Stock are delivered pursuant to Section 7.

11.                               Rights Not Transferable

Except as expressly provided in Section 13, neither payroll deductions credited to a Participant’s Payroll Deduction Account nor any rights with regard to participation in the Plan nor the right to receive shares of Common Stock shall be transferable in any way by a Participant.

12.                               Change in Capital Structure

In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which Warwick Valley Telephone Company is the surviving corporation or other change in Warwick Valley Telephone Company’s capital stock applicable to all shareholders generally, the number and kind of shares of stock or other securities of Warwick Valley Telephone Company to be subject to the Plan, the maximum number of shares or other securities which may be delivered under the Plan, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.

If Warwick Valley Telephone Company is a party to a consolidation or a merger in which Warwick Valley Telephone Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of Warwick Valley Telephone Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of Warwick Valley Telephone Company’s assets, the Committee may take such actions with respect to the Plan as the Committee deems appropriate.

Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.

13.                               Retirement, Termination, Death and Disability

In the event of a Participant’s retirement, termination of employment for any reason, death or disability, no further purchase of shares of Common Stock shall be made by him or her under the Plan.  In such event, the amount remaining in the employee’s Payroll Deduction Account shall be refunded to him or her.  In the event of a Participant’s death, the amount in his or her Payroll Deduction Account shall be delivered to the beneficiary designated by the Participant in a writing filed with the Company.  If no beneficiary has been designated, or if the designated beneficiary does not survive the Participant, such amount shall be delivered to the employee’s estate.  Disability shall have the meaning given such term in Section 22(e)(3) of the Code.

14.                               Amendment of the Plan

The Board may at any time, or from time to time, amend the Plan in any respect; provided, however, that the shareholders of Warwick Valley Telephone Company must approve any amendment that would materially (a) increase the benefits accruing to Participants under the Plan, (b) increase (other than pursuant to Section 12) the number of securities that may be issued under the Plan, or (c) modify the requirements as to eligibility for participation in the Plan.

15.                               Termination of the Plan

The Plan and all rights of employees hereunder shall terminate on the earlier of:  (a) the Purchase Date that Participants become entitled to purchase a number of shares of Common stock greater than the number of shares of Common Stock remaining available for purchase under the Plan; or (b) a date specified by the Board in its sole discretion.  In the event that the Plan terminates under circumstances described in clause (a) of this Section, the shares of Common Stock remaining as of the termination date shall be purchased by Participants on a pro-rata basis.  Upon termination of the Plan, all amounts in an employee’s Payroll Deduction Account that are not used to purchase Common Stock will be refunded to such employee.

16.                               General Provisions

(a)                                 Term of Plan.  The Plan shall become effective upon the later of (i) the date of approval of the Plan by the shareholders of the Company within 12 months after its adoption by the Board, or (ii) the effectiveness of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, covering the shares of Common Stock subject to the Plan.  Once effective, the Plan shall continue in effect until all of the shares of Common Stock available under the Plan, as increased or adjusted from time to time, have been issued under the Plan, unless sooner terminated by the Board.

(b)                                 Use of Funds.  All payroll deductions received or held by the Company under the Plan shall be general corporate funds, and as such, may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate payroll deductions or pay interest thereon.

(c)                                  No Limit on Other Compensation Plans or Arrangements.  Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(d)                                 No Right to Employment.  Participation in the Plan shall not be construed as giving a Participant the right to be retained as an employee of the Company, nor will it affect in any way the right of the Company to terminate a Participant’s employment at any time, with or without cause.

(e)                                  No Guarantee of Tax Consequences.  No person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents and employees, makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

(f)                                   Government and Other Regulations.  The Plan, and the grant and exercise of the rights to purchase shares of Common Stock hereunder, and the Company’s obligation to sell and deliver shares of Common Stock upon the exercise of rights to purchase shares of Common Stock, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Company, be required.

(g)                                  Indemnification.  The Company shall indemnify and hold harmless each member of the Board and the Committee and other persons connected with the Plan in any capacity, including, but not limited to, the employees and directors of the Company performing services on behalf of the Committee, against any liability, cost or expense arising as a result of any claim asserted by any person or entity under the laws of any state or of the United States with respect to any action or failure to act of such individuals taken in connection with this Plan, except claims or liabilities arising on account of the willful misconduct or bad faith of such Board member, Committee member or individual.

(h)                                 Governing Law.  The validity and construction of the Plan and all determinations made and actions taken pursuant hereto, to the extent that federal laws do not control, will be governed by the laws of the State of New York, without giving effect to the principles of conflicts of laws.

(i)                                     Severability.  If any provision of the Plan is, becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan under any law deemed applicable by the Committee, then such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan shall remain in full force and effect.

(j)                                    References.  Unless otherwise indicated, all references to “Sections” contained herein are references to Sections of this Plan.

(k)                                 Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(l)                                     Gender and Number.  As used herein, and as appropriate to the context, the masculine pronoun shall include the feminine and the neuter, and the single shall include the plural.

*  *  *  *  *  *

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY Signature (Joint Owners) Date Date Signature [PLEASE SIGN WITHIN BOX] VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. WARWICK VALLEY TELEPHONE COMPANY 47 MAIN STREET WARWICK, NY 10990 M58224-P36994 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. WARWICK VALLEY TELEPHONE COMPANY For All Withhold All For All Except The Board of Directors recommends you vote FOR the following: ! ! ! 2. Election of Directors Nominees: 01) Jeffrey D. Alario 02) Douglas B. Benedict 03) Kelly C. Bloss 04) David J. Cuthbert 05) Robert J. DeValentino The Board of Directors recommends you vote FOR the following proposals: Abstain For Against ! ! ! 1. To fix the number of directors at six until the next annual meeting of shareholders. ! ! ! 3. To approve an amendment to our Certificate of Incorporation to change our corporate name to Alteva, Inc. ! ! ! 4. To approve the adoption of the Warwick Valley Telephone Company 2013 Employee Stock Purchase Plan. ! ! ! 5. To approve, on an advisory basis, the compensation of our named executive officers. ! ! ! 6. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ANNUAL MEETING OF SHAREHOLDER OF WARWICK VALLEY TELEPHONE COMPANY May 16, 2013 Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 16, 2013: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M58225-P36994 WARWICK VALLEY TELEPHONE COMPANY Annual Meeting of Shareholders May 16, 2013 2:00 p.m. This proxy is solicited by the Board of Directors. The undersigned hereby appoints JENNIFER M. BROWN and DORINDA M. MASKER, and each of them, proxies for the undersigned, with full power of substitution, to vote all of the common shares, par value $0.01, of WARWICK VALLEY TELEPHONE COMPANY owned by the undersigned at the Annual Meeting of Shareholders of Warwick Valley Telephone Company to be held at The National Constitution Center, John C. Bogle Chairman’s Room, 525 Arch Street, Independence Mall, Philadelphia, Pennsylvania 19106, on May 16, 2013 at 2:00 p.m., local time, and at any adjournments thereof. THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS SPECIFIED BY YOU AND REVOKES ANY PRIOR PROXY GIVEN BY YOU. If no direction is given, this proxy will be voted: FOR the proposal to fix the number of directors at six until the next annual meeting of shareholders; FOR the election of the nominees for director listed on the reverse side; FOR the approval of the amendment to our Certificate of Incorporation to change our corporate name to Alteva, Inc.; FOR the adoption of the Warwick Valley Telephone Company 2013 Employee Stock Purchase Plan; FOR approval of the compensation of our named executive officers; and FOR ratification of the selection of Ernst Young LLP as our independent registered public accounting firm for the year ending December 31, 2013. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. YOU ACKNOWLEDGE RECEIPT WITH THIS PROXY OF A COPY OF THE NOTICE OF THE ANNUAL MEETING AND PROXY STATEMENT DATED APRIL 15, 2013, DESCRIBING MORE FULLY THE PROPOSALS LISTED IN THIS PROXY. (continued and to be signed on reverse side)

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your voting instruction card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your voting instruction card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. WARWICK VALLEY TELEPHONE COMPANY 47 MAIN STREET WARWICK, NY 10990 M58226-P36994 THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED. To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. WARWICK VALLEY TELEPHONE COMPANY For All Withhold All For All Except The Board of Directors recommends you vote FOR the following: ! ! ! 2. Election of Directors Nominees: 01) Jeffrey D. Alario 02) Douglas B. Benedict 03) Kelly C. Bloss 04) David J. Cuthbert 05) Robert J. DeValentino The Board of Directors recommends you vote FOR the following proposals: Abstain For Against ! ! ! 1. To Fix the number of directors at six until the next annual meeting of shareholders. ! ! ! 3. To approve an amendment to our Certificate of Incorporation to change our corporate name to Alteva, Inc. ! ! ! 4. To approve the adoption of the Warwick Valley Telephone Company 2013 Employee Stock Purchase Plan. ! ! ! 5. To approve, on an advisory basis, the compensation of our named executive officers. ! ! ! 6. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

ANNUAL MEETING SHAREHOLDER OF WARWICK VALLEY TELEPHONE COMPANY May 16, 2013 Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 16, 2013: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. Please date, sign and mail this 401(k) Account Voting Instruction Card in the envelope provided as soon as possible. M58227-P36994 WARWICK VALLEY TELEPHONE COMPANY 47 MAIN STREET, WARWICK, NY 10990 This VOTING INSTRUCTION IS SOLICITED BY THE TRUSTEE OF THE WARWICK VALLEY TELEPHONE COMPANY 401(k) PLAN. The undersigned hereby provides the voting instructions hereinafter specified to the Trustee of the Warwick Valley Telephone Company 401(k) Plan (the "Plan"), which instructions will be taken into account in directing the Trustee of the Plan to vote the shares of common stock, par value $0.01, of WARWICK VALLEY TELEPHONE COMPANY held by the Trustee of the Plan, in its capacity as Trustee, as of April 1, 2013 at the Annual Meeting of Shareholders of Warwick Valley Telephone Company to be held at The National Constitution Center, John C. Bogle Chairman’s Room, 525 Arch Street, Independence Mall, Philadelphia, Pennsylvania 19106, on May 16, 2013 at 2:00 p.m., local time, and at any adjournments thereof. This 401(k) account voting instruction card, when properly executed and delivered, will direct the Trustee of the Plan to vote the shares allocated to the undersigned's 401(k) plan account as indicated herein. This voting instruction card revokes any prior 401(k) account voting instruction card given by the undersigned. If no direction is given, this 401(k) account voting instruction card will be voted by the Trustee of the Plan proportionally based upon the votes cast by other plan account holders whose accounts hold shares of common stock. The undersigned acknowledges receipt with this 401(k) account voting instruction card of a copy of the notice of the annual meeting and proxy statement dated April 15, 2013, describing more fully the proposals listed in this voting instruction card. (continued and to be signed on reverse side)